UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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NUCOR CORPORATION
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1915 Rexford Road Charlotte, North Carolina 28211 Phone 704.366.7000

2026 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN: Thursday, May 14, 2026 at 9:00 a.m. Eastern Time

WHERE: Live audio webcast at www.virtualshareholdermeeting.com/NUE2026

Stockholders as of the close of business on March 16, 2026 are entitled to receive notice of, and to vote at, the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUE2026.

AGENDA:

•

To elect the eight directors nominated by the Board of Directors

•

To ratify the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2026

•

To approve, on an advisory basis, Nucor’s named executive officer compensation in 2025

•

To conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof

This year, we will again be using the Securities and Exchange Commission rule that allows us to provide proxy materials to our stockholders via the Internet. By doing so, most of our stockholders will only receive a notice of the Annual Meeting containing instructions on how to access the proxy materials via the Internet and to vote online, by telephone or by mail. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools and control numbers to ensure stockholder access and participation. Individuals interested in attending the Annual Meeting who do not have a control number may register as a guest on the virtual meeting site. Only stockholders registered with a control number will be able to vote or to submit questions during the meeting.

VOTE USING ANY OF THE FOLLOWING METHODS:

Internet: Cast your vote at www.proxyvote.com using your 16-digit control number.

Telephone: Follow the instructions on your proxy card, voting instruction form or notice provided, or in the instructions you receive by e-mail.

Mail: Complete, sign, date and return the proxy card and/or voting instruction form.

Virtually: To participate in the Annual Meeting via live audio webcast and cast your vote, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided, or in the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your control number.

By order of the Board of Directors,

A. Rae Eagle

Vice President and Corporate Secretary

March 27, 2026

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders To Be Held on May 14, 2026

The 2026 Proxy Statement and Notice of Annual Meeting of Stockholders and the

2025 Annual Report to Stockholders are available at www.proxyvote.com.

Dear fellow stockholders,

Thank you for your investment in Nucor and the confidence you place in our team. Your support empowers us to pursue our mission to Grow the Core, Expand Beyond and Live Our Culture — a mission rooted in creating sustainable long-term value for our stockholders, customers, teammates and the communities we serve.

Before you vote, I’d like to share several important perspectives that define where Nucor stands today and where we are heading.

•

Our challenge is to become the world’s safest steel company. Safety remains our most important value, and we achieved the lowest injury and illness rate in our history in 2025, marking eight consecutive years of improvement. This is the result of our teammates’ ownership mindset and our enterprise-wide focus on whole person safety: physical, mental and emotional well-being.

•

Our culture continues to be our competitive advantage. This year’s teammate survey reflected a 93% participation rate and 85% satisfaction rate. These results reflect the strength of our culture and highlight opportunities to continue improving. Listening to our teammates and acting on their feedback is central to who we are.

•

“Assemble, Unlock and Win” is shaping the next chapter of Nucor’s talent strategy. We launched our Assemble, Unlock and Win (“AUW”) initiative to accelerate our progress in attracting, developing and retaining the best team in our industry. AUW is strengthening our pipeline of future leaders, expanding access to development programs and reinforcing the culture that has always made Nucor a great place to build a career.

•

We continue to lead our industry in sustainability. Nucor is North America’s largest recycler and one of the cleanest steelmakers in the world. Our circular, EAF-based steelmaking platform results in a CO2 intensity that is roughly 40% of the global average, and we continue advancing technologies and practices that support a lower-carbon future.

•

We remain disciplined stewards of your capital. Since 2020, we have reinvested approximately $20 billion back into the business to grow our steelmaking and steel fabrication capabilities while expanding into attractive steel-adjacent markets. During this same time, we have returned nearly $14 billion to our stockholders and strengthened our credit profile.

•

Nucor’s work matters. Our products form part of the backbone of the modern economy — from buildings and bridges to data centers, transportation networks and energy infrastructure. In a world increasingly focused on resilient supply chains and responsible manufacturing, Nucor’s role is more essential than ever.

On behalf of the Board of Directors and our approximately 33,000 teammates, thank you for your support. We ask for your vote in favor of the items described in this Proxy Statement, and we welcome your feedback throughout the year.

Sincerely, Leon J. Topalian Chair and Chief Executive Officer

i

BECOMING THE WORLD'S
OUR CHALLENGE
SAFEST STEEL COMPANY
NUCOR
GROW
THE CORE
EXPAND
BEYOND
LIVE
OUR CULTURE
TRUST • FAMILY • TEAMWORK • OPEN COMMUNICATION

OUR MISSION

GROW THE CORE
EXPAND BEYOND
LIVE OUR CULTURE

WE LIVE EACH DAY WITH GRATITUDE
FOR THE FAMILIES, CUSTOMERS AND PARTNERS
THAT MAKE OUR WORK POSSIBLE.

NUCOR®

ii

iii

PROXY SUMMARY

The summary below highlights information contained elsewhere in this Proxy Statement. As the summary does not contain all of the information that you should consider, please refer to the complete Proxy Statement before voting.

2026 Annual Meeting of Stockholders

Time & Date:	9:00 a.m., Eastern Time, on Thursday, May 14, 2026
Place:	The Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/NUE2026
Record Date:	March 16, 2026
Proxy Materials:

As set forth in more detail on page 56 of this Proxy Statement, “General Information – Delivery of Proxy Materials,” proxy materials for the Annual Meeting were sent to stockholders beginning March 27, 2026

Who Can Vote:	Stockholders as of the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting

Voting Matters

Proposals		Board Vote Recommendation	Page Nos. for Additional Information
1.	Election of eight directors nominated by the Board of Directors	FOR each nominee	3, 56
2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2026	FOR	23, 56
3.	Advisory vote to approve Nucor’s named executive officer compensation in 2025	FOR	55, 57

Director Nominees (page 3)

Name	Age	Director Since	Professional Background	Independent

Norma B. Clayton	68	2021	Retired Vice President, The Boeing Company	Yes

Patrick J. Dempsey	61	2016	Retired President and CEO, Barnes Group Inc.	Yes

Nicholas C. Gangestad	61	2023	Retired Senior Vice President and CFO, Rockwell Automation, Inc.	Yes

Christopher J. Kearney	70	2008	Retired Executive Chairman, Otis Worldwide Corporation	Yes

Laurette T. Koellner	71	2015	Retired President, Boeing International	Yes

Michael W. Lamach	62	2022	Retired Chairman and CEO, Trane Technologies plc	Yes

Leon J. Topalian	58	2020	Chair and CEO, Nucor Corporation	No

Nadja Y. West	65	2019	Retired Lieutenant General, U.S. Army	Yes

 2026 Proxy Statement 1

Corporate Governance Highlights (page 11)

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders. Our governance framework includes the following highlights:

Board and Governance Information
Highly qualified and engaged Board with relevant expertise to oversee our business and strategy	Yes	Empowered independent lead director with clearly articulated responsibilities	Yes
Size of current Board	8	Robust annual self-evaluations of Board, Board committees, Chair and CEO, and Lead Director	Yes
Current number of independent directors	7	Supermajority threshold for mergers	Yes
Average age of current directors	65	Proxy access	Yes
Average tenure of current directors	7.6 Years	Stockholder action by written consent	Yes
Current percentage of women and minority Board members	38%	Poison pill	No
All directors stand for annual election	Yes	Stock ownership guidelines for non-employee directors and executive officers	Yes
Majority vote resignation policy in uncontested director elections	Yes	Prohibition against hedging, short selling and pledging	Yes
Number of Board meetings in 2025	6	Executive Officer Incentive Compensation Recoupment Policy aligned with SEC clawback rules and related NYSE listing requirements	Yes
Separate Chair and CEO	No	Comprehensive and strategic risk oversight	Yes

Annual Meeting Attendance and Voting Instructions

The Annual Meeting is to be held at 9:00 a.m., Eastern Time, on Thursday, May 14, 2026. The Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/NUE2026.

To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number. If you encounter any difficulties accessing the live audio webcast of the Annual Meeting during the online check-in process or during the meeting itself, including any difficulties with your 16-digit control number, please call the technical support number available on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2026.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the meeting using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2026, that day. Individuals interested in attending the Annual Meeting who do not have a control number may register as a guest on the virtual meeting site but will not be able to vote or to submit questions during the meeting. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Please allow ample time for the online check-in process.

2   2026 Proxy Statement

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members and has no vacancies. On the recommendation of the Governance and Nominating Committee, the Board has nominated the following eight persons for election at the Annual Meeting: Norma B. Clayton, Patrick J. Dempsey, Nicholas C. Gangestad, Christopher J. Kearney, Laurette T. Koellner, Michael W. Lamach, Leon J. Topalian and Nadja Y. West. If elected, each nominee will serve until his or her term expires at the 2027 annual meeting of stockholders or until his or her earlier death, resignation or removal. All of the nominees are currently serving as directors and were elected to the Board at the 2025 annual meeting of stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted for their election. The Board knows of no reason why any of the director nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board may designate.

Majority Voting in Uncontested Director Elections. We have a majority vote standard in uncontested director elections in order to address “holdover” terms for any incumbent directors. Under our Corporate Governance Principles, in an uncontested director election, any nominee for director who is an incumbent director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Corporate Secretary of the Company following certification of the stockholder vote for consideration by the Board of Directors. In such event, within 120 days following certification of the stockholder vote, the Board will decide, after taking into account the recommendation of the Governance and Nominating Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance and Nominating Committee and the Board may each consider all factors it deems relevant in deciding whether to accept a director’s resignation. Nucor will promptly disclose the Board’s decision and the reasons therefor in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”). The resignation policy set forth in the Company’s Corporate Governance Principles does not apply to contested elections.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the eight director nominees named in this proposal.

 2026 Proxy Statement 3

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

The Board of Directors consists of a diverse group of individuals that provide dedicated and effective oversight of the Company. All of our director nominees possess integrity, independent perspective, strong work ethic, strength of conviction, collaborative approach to engagement, inquisitiveness and the willingness to appropriately challenge management. In addition to these attributes, when evaluating potential Board members, the Board considers a wide range of experience, qualifications and skills, many of which are identified in the matrix below, that it believes contribute to a well-rounded perspective suitable to growing our Company and protecting the interests of our stockholders. While we look to each director nominee to be knowledgeable in the areas identified in the matrix, the areas do not comprise all of the diverse experience, qualifications and skills our director nominees possess and routinely contribute to our Company. In addition, the absence of a ✓ in the matrix does not mean that the director nominee does not possess that experience, qualification or skill; however, the mark indicates that the area is a particularly prominent experience, qualification or skill that the director nominee brings to the Board.

Director Nominee Skills Matrix and Demographics

Age / Tenure (years)	Clayton 68 / 5	Dempsey 61 / 9	Gangestad 61 / 3	Kearney 70 / 17	Koellner 71 / 11	Lamach 62 / 4	Topalian 58 / 6	West 65 / 7

Experience, Qualifications, Skills

Manufacturing/Operations	✓	✓	✓	✓		✓	✓

Finance/Capital Allocation	✓	✓	✓	✓	✓	✓	✓	✓

CEO Leadership		✓		✓		✓	✓

Business Development/Growth Strategy	✓	✓	✓	✓	✓	✓	✓	✓

Talent Development & Succession Planning	✓	✓	✓	✓	✓	✓	✓	✓

Global Business	✓	✓	✓	✓	✓	✓	✓	✓

Sustainability		✓	✓	✓		✓	✓

Risk Management & Controls	✓	✓	✓	✓	✓	✓	✓	✓

Public Company Governance		✓	✓	✓	✓	✓	✓

Technology	✓	✓	✓	✓	✓	✓	✓	✓
Demographics

Self-Identified Gender	Female	Male	Male	Male	Female	Male	Male	Female

Self-Identified Race/Ethnicity	African American or Black	White	White	White	White	White	White	African American or Black

4   2026 Proxy Statement

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

Our Director Nominees

NORMA B. CLAYTON Age: 68 Independent Director Since 2021 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

Ms. Clayton was Vice President for Learning, Training and Development at The Boeing Company, an aerospace manufacturer, from July 2007 until her retirement in March 2016. Prior to this role, she led a number of important assignments at Boeing, including a Global Sourcing Initiative to increase growth and productivity of Boeing’s global supply chain from July 2006 to July 2007. Ms. Clayton joined Boeing in February 1995. During her tenure with the company, she held a variety of leadership roles within the Defense, Space & Security segment of Boeing, including Vice President of Supplier Management and Procurement from August 2004 to June 2006, Vice President and General Manager of the Maintenance and Modification Centers from April 2002 to July 2004 and Vice President of Quality and Lean Manufacturing from June 1998 to April 2002. Prior to her time with Boeing, Ms. Clayton held leadership positions at General Electric Company, General Motors Company, Lockheed Martin Corporation and RCA. She serves as Chair of the Board of Trustees of Tuskegee University and has served on the Board of Trustees since 2009.

Other Current Public Company Directorships • The Goodyear Tire & Rubber Company (since 2022)

Qualifications

Ms. Clayton brings to the Board extensive experience in the areas of business management, manufacturing operations, technology and innovation leadership, human resources and international business.

PATRICK J. DEMPSEY Age: 61 Independent Director Since 2016 Committees: • Audit • Compensation and Executive Development (Chair) • Governance and Nominating

Mr. Dempsey served as Executive Vice Chairman of Barnes Group Inc., a global provider of highly engineered products, differentiated industrial technologies and innovative solutions, serving a wide range of end markets and customers, from July 2022 until October 2022. He was Barnes Group’s President and Chief Executive Officer from 2013 until 2022. Prior to that, Mr. Dempsey served as Barnes Group’s Senior Vice President and Chief Operating Officer from 2012 to 2013. Mr. Dempsey joined Barnes Group in 2000 and held a number of other positions, including President, Windsor Airmotive; Vice President, Barnes Group; President, Barnes Aerospace; President, Barnes Distribution; and President, Logistics and Manufacturing Services. Prior to joining Barnes Group, Mr. Dempsey held leadership positions at United Technologies Corporation’s (now known as RTX Corporation) Pratt and Whitney Division and the Interturbine Group of Companies. Mr. Dempsey is a past Chair of the Executive Committee of the Manufacturers Alliance.

Former Public Company Directorships Held In Past Five Years • Barnes Group Inc. (2013 – 2022)
Qualifications Mr. Dempsey brings to the Board extensive experience in the areas of business management, technology leadership, corporate strategy and international business development.

 2026 Proxy Statement 5

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

NICHOLAS C. GANGESTAD Age: 61 Independent Director Since 2023 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

Mr. Gangestad served as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., the world’s largest company dedicated to industrial automation and digital transformation, from March 2021 to September 2024. Prior to joining Rockwell Automation, he had a long career with 3M Company. 3M is a diversified technology company with a global presence in the fields of manufacturing, worker safety, healthcare and consumer goods. Mr. Gangestad served in various roles with 3M, including Senior Vice President and Chief Financial Officer from 2014 to 2020; Vice President, Controller and Chief Accounting Officer from 2011 to 2014; Director of Corporate Accounting from 2007 to 2011; and Vice President, Finance and Information Technology from 2003 to 2007.

Other Current Public Company Directorships • Amrize Ltd. (since 2025) • Genpact Limited (since 2024)

Qualifications

Mr. Gangestad brings more than three decades of finance experience to the Board. Through his previous roles at Rockwell Automation and 3M, he has expertise in compliance, financial planning, treasury and tax, as well as significant leadership experience with global companies, all of which brings valuable perspective to the Board.

CHRISTOPHER J. KEARNEY Lead Director Since September 2022 Age: 70 Independent Director Since 2008 Committees: • Audit • Compensation and Executive Development • Governance and Nominating (Chair)

Mr. Kearney served as Executive Chairman of the Board of Directors of Otis Worldwide Corporation, the world’s largest manufacturer, installer and service provider of elevators and escalators, from April 2020 until February 2022. He founded Eagle Marsh Holdings, LLC, a business and real estate investment firm, in 2016 and has served as its managing partner since its establishment. Mr. Kearney previously served as Non-Executive Chairman of the Board of Directors of SPX FLOW, Inc., a global supplier of highly engineered flow components, process equipment and turn-key solutions for the power and energy, food and beverage and industrial end markets, from January 2016 until May 2017 and as Chairman, President and Chief Executive Officer of SPX FLOW from October 2015 through December 2015. Prior to the spinoff of SPX FLOW from SPX Corporation, a global multi-industry manufacturer, Mr. Kearney served as Chairman of SPX Corporation from 2007 through September 2015, and as President and Chief Executive Officer of SPX Corporation from 2004 through September 2015. He joined SPX Corporation in 1997 as Vice President, Secretary and General Counsel.

Other Current Public Company Directorships • Otis Worldwide Corporation (since 2020)

Qualifications

In addition to his strong leadership skills developed as the Chief Executive Officer of a global manufacturing company, Mr. Kearney brings to the Board valuable business and mergers and acquisitions experience as well as corporate legal experience.

6   2026 Proxy Statement

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

LAURETTE T. KOELLNER Age: 71 Independent Director Since 2015 Committees: • Audit (Chair) • Compensation and Executive Development • Governance and Nominating

Ms. Koellner served as Executive Chairman of the Board of Directors of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc., a leading global insurance organization, from 2012 until its sale in 2014. Ms. Koellner served from 2006 to 2008 as President of Boeing International, a division of The Boeing Company, an aerospace manufacturer. Prior to that, Ms. Koellner served as President of Connexion by Boeing from 2004 to 2006. She also served as Executive Vice President, Chief Administration and Human Resources Officer of Boeing from 2002 to 2004 and was a member of the Office of the Chairman from 2002 to 2003. She served as President of Shared Services Group of Boeing from 2001 to 2002 and as Vice President and Corporate Controller of Boeing from 1999 to 2001. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corporation, where her roles included Vice President and Corporate General Auditor as well as Division Director of Human Resources.

Other Current Public Company Directorships • The Goodyear Tire & Rubber Company (since 2015) • Papa John’s International, Inc. (since 2014) • Celestica Inc. (2009 – January 2025; since October 2025)

Qualifications

Ms. Koellner brings to the Board extensive international and financial expertise and strong executive leadership and strategic management skills. She has experience in corporate governance, human resources and risk management as well as significant public company board experience.

MICHAEL W. LAMACH Age: 62 Independent Director Since 2022 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

Mr. Lamach served as Executive Chair of Trane Technologies plc, a global leader in climate control and climate-focused innovations for buildings, homes and transportation, from July 2021 until his retirement in December 2021. Previously, Mr. Lamach served as Chairman and Chief Executive Officer of Trane Technologies from its separation from Ingersoll-Rand plc in February 2020 to July 2021. Mr. Lamach served in a number of leadership roles with Ingersoll-Rand, including Chairman and Chief Executive Officer from June 2010 to February 2020, President and Chief Executive Officer from February 2010 to June 2010, President and Chief Operating Officer from 2009 to February 2010, President of Trane Commercial Systems from 2008 to 2009 and President of the Security Technologies Sector from 2004 to 2008. Prior to his time with Ingersoll-Rand, Mr. Lamach spent 17 years in a variety of management positions with Johnson Controls International plc. Mr. Lamach previously served on the Board of Trustees of Johnson C. Smith University and is a past Chair of the Board of the National Association of Manufacturers.

Other Current Public Company Directorships • Columbus McKinnon Corporation (since 2026) • Honeywell International Inc. (since 2023) • PPG Industries, Inc. (since 2015)

Former Public Company Directorships Held In Past Five Years • Trane Technologies plc (2020 – 2021)

Qualifications

Mr. Lamach brings to the Board significant leadership, corporate governance, mergers and acquisitions, strategic and operational expertise gained from years of experience as the former chairman and chief executive officer of global companies.

 2026 Proxy Statement 7

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

LEON J. TOPALIAN Chair and Chief Executive Officer Age: 58 Director Since 2020

Mr. Topalian has served as Chair of the Board of Directors of Nucor since September 2022 and as Chief Executive Officer of Nucor since January 2020. Mr. Topalian previously served as President of Nucor from September 2019 to December 2025, as Chief Operating Officer of Nucor from September 2019 to December 2019, as Executive Vice President of Beam and Plate Products from May 2017 to August 2019 and as Vice President of Nucor from 2013 to May 2017. Since joining Nucor in 1996 as a project engineer, Mr. Topalian has held a variety of leadership positions, including serving as General Manager of Nucor-Yamato Steel Company (Limited Partnership) and Nucor Steel Kankakee, Inc., Melting and Casting Manager at Nucor Steel South Carolina, Business Development Manager at Nucor’s corporate office, Operations Manager for Nucor’s former HIsmelt joint venture in Australia and Cold Mill Production Supervisor at Nucor Steel Berkeley in South Carolina. Mr. Topalian is on the Board of the National Association of Manufacturers and Executive Committee of the World Steel Association. He previously served on the Board of the American Institute of Steel Construction. Mr. Topalian is married to the sister of K. Rex Query’s wife. Mr. Query is an executive vice president of Nucor and is a named executive officer in the Compensation Discussion and Analysis section of this Proxy Statement.

Other Current Public Company Directorships • PPG Industries, Inc. (since 2025)
Qualifications Mr. Topalian brings to the Board a deep understanding of Nucor’s operations and unique organizational culture and values, gained through his 29 years of experience with the Company.

NADJA Y. WEST Age: 65 Independent Director Since 2019 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

General West retired from the U.S. Army with the rank of Lieutenant General after serving for 37 years. From 2015 to 2019, General West served as the 44th U.S. Army Surgeon General and Commanding General of the U.S. Army Medical Command. Prior to that, General West served as Joint Staff Surgeon from 2013 to 2015, acting as the chief medical advisor to the Chairman of the Joint Chiefs of Staff. She also previously served as Commanding General of Europe Regional Medical Command and Commander of Womack Army Medical Center at Fort Bragg. She is the recipient of numerous military awards, including the Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit. General West recently served as a consultant to the Department of Defense Suicide Prevention and Response Independent Review Committee.

Other Current Public Company Directorships • Tempus AI, Inc. (director since 2021, public company since 2024) • Johnson & Johnson (since 2020) • Tenet Healthcare Corporation (since 2019)

Qualifications

General West brings to the Board proven global operational and executive leadership skills and a strategic perspective derived from her years of service at the most senior levels in the U.S. Armed Forces. She also has expertise in government relations and human capital management.

8   2026 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below give information concerning the beneficial ownership of Nucor’s common stock as of February 27, 2026 by all directors and director nominees, each executive officer listed in the Summary Compensation Table, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than 5% of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with SEC rules and regulations.

Executive Officers and Directors

	Shares Owned			Shares Subject to Options (1)	Shares Underlying Restricted Stock Units (1)	Total Beneficial Ownership	Percent of Class (2)
Name	Sole Voting and Investment Power		Shared Voting and Investment Power

Norma B. Clayton	5,071		—	—	—	5,071	*

Patrick J. Dempsey	—		—	—	17,570	17,570	*

Nicholas C. Gangestad	1,000		—	—	2,560	3,560	*

Christopher J. Kearney	6,000		—	—	39,998	45,998	*

Laurette T. Koellner	1,554		—	—	18,884	20,438	*

Michael W. Lamach	—		125	—	3,800	3,925	*

Stephen D. Laxton	54,761	(3)	—	5,522	31,799	92,082	*

Daniel R. Needham	65,553	(3)	—	13,261	27,894	106,708	*

K. Rex Query	5,149		19,414	13,261	57,214	95,038	*

David A. Sumoski	190,276	(3)	—	62,918	52,239	305,433	*

Leon J. Topalian	73,940	(3)	1,358	316,816	83,164	475,278	*

Nadja Y. West	—		—	—	9,948	9,948	*

All 19 directors and executive officers as a group	603,980		21,405	430,561	350,977	1,406,923	*
*	Represents holdings of less than 1%.

(1)	The number of shares beneficially owned subject to stock options or underlying restricted stock units (“RSUs”) includes shares of common stock that such person or group had the right to acquire on or within 60 days after February 27, 2026 upon the exercise of stock options or the vesting of RSUs. Holders of RSUs have no voting rights until such units vest and shares of common stock in respect of such vested RSUs are issued to the holders.

(2)	Based on 227,636,112 shares of Nucor common stock outstanding as of the close of business on February 27, 2026.

(3)	Includes 10,671 shares for Mr. Topalian, 9,486 shares for Mr. Laxton, 16,255 shares for Mr. Sumoski and 26,432 shares for Mr. Needham that they have elected to defer under the Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”). Also includes 33,831 shares for Mr. Needham that he has elected to defer under the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”). The deferred shares have no voting power.

 2026 Proxy Statement 9

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Principal Stockholders

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	29,514,066	(2)	12.97%
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, Illinois 61710	25,986,693	(3)	11.42%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	16,988,988	(4)	7.46%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, Massachusetts 02114	12,133,411	(5)	5.33%
(1)	Based on 227,636,112 shares of Nucor common stock outstanding as of the close of business on February 27, 2026.

(2)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. That filing indicates that The Vanguard Group, Inc. has sole voting power as to none of the shares shown, shared voting power as to 321,239 of the shares shown, sole dispositive power as to 28,453,907 of the shares shown and shared dispositive power as to 1,060,159 of the shares shown.

(3)	Based on a Schedule 13G/A filed with the SEC on February 12, 2024, reporting beneficial ownership as of December 31, 2023. That filing indicates that State Farm Mutual Automobile Insurance Company has sole voting and dispositive power as to 19,840,158 of the shares shown and shared voting and dispositive power as to 61,651 of the shares shown; State Farm Life Insurance Company has sole voting and dispositive power as to 532,400 of the shares shown and shared voting and dispositive power as to 12,820 of the shares shown; State Farm Life & Accident Assurance Co. has sole voting and dispositive power as to none of the shares shown and shared voting and dispositive power as to 2,400 of the shares shown; State Farm Fire and Casualty Company has sole voting and dispositive power as to 2,800,000 of the shares shown and shared voting and dispositive power as to 13,857 of the shares shown; State Farm Investment Management Corp. has sole voting and dispositive power as to none of the shares shown and shared voting and dispositive power as to 829,700 of the shares shown; and State Farm Insurance Companies Employee Retirement Trust has sole voting and dispositive power as to 1,882,310 of the shares shown and shared voting and dispositive power as to 11,397 of the shares shown.

(4)	Based on a Schedule 13G/A filed with the SEC on April 24, 2025, reporting beneficial ownership as of March 31, 2025. That filing indicates that BlackRock, Inc. has sole voting power as to 15,762,394 of the shares shown, shared voting power as to none of the shares shown and sole dispositive power as to all of the shares shown.

(5)	Based on a Schedule 13G filed with the SEC on May 13, 2025, reporting beneficial ownership as of March 31, 2025. That filing indicates that State Street Corporation has sole voting power as to none of the shares shown, shared voting power as to 8,328,366 of the shares shown, sole dispositive power as to none of the shares shown and shared dispositive power as to 12,129,868 of the shares shown.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires Nucor’s directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of Nucor common stock (collectively, the “reporting persons”) to file with the SEC initial reports of their beneficial ownership of Nucor common stock and reports of changes in their beneficial ownership of Nucor common stock. Based solely on a review of such reports and written representations made by Nucor’s directors and executive officers with respect to the completeness and timeliness of their filings, Nucor believes that the reporting persons complied with all applicable Section 16(a) filing requirements on a timely basis during 2025, except that Thomas J. Batterbee, who was appointed Executive Vice President on May 11, 2025, filed a late initial statement of beneficial ownership on Form 3.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors. Our business and affairs are managed under the direction of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. Our Bylaws provide that the Board consists of a number of directors to be fixed from time to time by a resolution of the Board. The Board of Directors currently has eight members, seven of whom are independent.

Corporate Governance Principles. The Board has adopted Corporate Governance Principles setting forth a framework for our corporate governance with respect to the role and composition of the Board and Nucor’s management, responsibilities of directors, director qualification standards (including working to ensure Board diversity), functioning of the Board and its committees, compensation of directors, and annual performance evaluations of the Board, its committees, individual directors, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable) and our Chief Executive Officer (or “CEO”).

Codes of Ethics.  The Board has adopted a Code of Ethics for Senior Financial Professionals that applies to the Company’s CEO, Chief Financial Officer (“CFO”), Corporate Controller and other senior financial professionals and includes guidelines relating to the ethical handling of actual or apparent conflicts of interest, compliance with laws and accurate financial reporting. In addition, the Board has adopted Standards of Business Conduct and Ethics, which apply to all teammates, officers and directors of the Company. The Company intends to post any amendments to, or waivers from, either of these documents (to the extent required to be disclosed pursuant to Form 8-K) on the Company’s website at www.nucor.com/esg.

Documents Available. Certain of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee, the Corporate Governance Principles, the Code of Ethics for Senior Financial Professionals, the Standards of Business Conduct and Ethics, the Trading Policy and the Executive Officer Incentive Compensation Recovery Policy are available on the Company’s website at www.nucor.com/esg. The Company also makes available on its website at www.nucor.com/esg the Company’s Human Rights Policy and other supply chain documents, including a Supplier Code of Conduct, a policy on Combatting Trafficking in Persons and a policy on Eliminating Forced Labor from our Supply Chain, as well as a report on the Company’s Political Disclosures and Lobby Oversight. In addition, the Company posts on its website at www.nucor.com/esg the Company’s Sustainability Accounting Standards Board Disclosure, the Company’s Financial Stability Board TCFD Report, the Company’s Safety Overview and the Company’s Recruiting, Retention and Development Strategy: Assemble, Unlock and Win. Any modifications to these documents will be reflected on the Company’s website.

Director Independence. The Board believes that a majority of its members are independent under the applicable New York Stock Exchange (“NYSE”) rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”) to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall

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not disqualify any director or director nominee from being considered “independent.” The Categorical Standards are included as an appendix to Nucor’s Corporate Governance Principles, which are available on the Company’s website at www.nucor.com/esg.

In February 2026, the Board, with the assistance of the Governance and Nominating Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of Nucor, its management and its independent registered public accounting firm. As a result of this evaluation, the Board determined those relationships that do exist or did exist within the last three years (except for Mr. Topalian’s in his capacity as Chair and CEO) all fall well below the thresholds in the Categorical Standards, the NYSE rules and the SEC rules. Consequently, the Board of Directors determined that General West and each of Messrs. Dempsey, Gangestad, Kearney and Lamach and each of Mses. Clayton and Koellner is an independent director. The Board also determined that each member of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee (see membership information below under “Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) under the 1934 Act.

Overboarding Policy. The Company’s Corporate Governance Principles provide that (i) in addition to service on the Board, directors may not serve on more than three public company boards and (ii) a director who is a CEO of a public company may serve on the board of that company and only one other public company board of directors.

The Governance and Nominating Committee annually evaluates each director’s prior service on and contributions to the Board, including consideration of each director’s public company leadership positions and other outside commitments prior to recommending a director or nominee for election to the Board. All of our directors are currently in compliance with our overboarding policy.

Director Retirement/Board Refreshment. The Company’s Corporate Governance Principles provide that the mandatory retirement date for a non-employee director is the annual meeting following the director’s 75th birthday. The Board believes the mandatory retirement age is an important aspect of its refreshment efforts, which also include adding new directors to the Board as appropriate (including three new independent directors added to the Board in the past five years) and annually assessing the Board and its committees in a robust evaluation process. However, in select circumstances, where the Board deems it in the best interest of the Company and its stockholders after balancing considerations including the composition of the Board, tenure of its members, director qualifications and contributions to the Company, and any extenuating circumstances, the Board might extend the mandatory retirement age.

Board Leadership Structure. Mr. Topalian currently serves in the combined positions of Chair of the Board and CEO. Mr. Kearney serves as Lead Director of the Company. The Company’s Corporate Governance Principles provide that whenever the Chair of the Board is a member of management, there will be a Lead Director who is appointed by the independent members of the Board and will serve at the pleasure of the Board.

Based on thorough consideration of a number of factors, including, among others, the execution of our Company’s strategic priorities, the complexity and environment of our business, Mr. Topalian’s knowledge of our industry and risks, Mr. Laxton assuming the role of President of the Company, the various capabilities and tenure of our directors, the highly independent composition of the Board and the meaningful and extensive responsibilities of the independent Lead Director, the Board believes the combined positions of Chair of the Board and CEO continue to serve the best interests of the Company and its stockholders at this time. The Board has a high level of confidence in Mr. Topalian’s leadership and continued ability to work closely and transparently with our independent directors. Moreover, the Board believes that, in the role of Chair and CEO, Mr. Topalian is best positioned to be aware of key issues facing the Company, serve as a highly effective bridge between the Board and management, and communicate efficiently with our stockholders. The Board believes that the combined Chair and CEO role together with the strong and longstanding independent leadership provided by Mr. Kearney as our Lead Director and each of the three standing Board committees, which are chaired by and composed solely of independent directors, provides an appropriate balance between effective independent oversight and strong, consistent leadership to drive execution of our strategic priorities.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

The Board has not adopted a formal policy regarding the need to combine or separate the offices of Chair of the Board and CEO. The Company previously separated the roles of Chair of the Board and CEO and, in the future, the Board may determine in certain circumstances that it is in the best interests of the Company and our stockholders for different persons to hold such positions. The Board’s leadership structure is outlined in the Company’s Bylaws and Corporate Governance Principles, as described below:

Chair of the Board	The Board has appointed the Company’s CEO as its Chair. Appointing Mr. Topalian as Chair (i) enhances alignment between the Board and management in strategic planning and execution as well as operational matters, and (ii) streamlines Board processes in order to conserve time for the consideration of the important matters the Board needs to address.

Lead Director	The independent Lead Director (i) provides leadership to the Board; (ii) chairs Board meetings in the absence of the Chair; (iii) sets the agenda for and leads executive sessions of the independent directors without the attendance of management; (iv) serves as a liaison between the Chair and the independent directors; (v) consults with the Chair and the Secretary of the Company to approve the agenda for each Board meeting and the information that shall be provided to the directors for each scheduled meeting; (vi) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vii) meets with the Chair between Board meetings as appropriate in order to facilitate Board meetings and discussions; (viii) has the authority to call meetings of the independent directors; and (ix) is available for consultation and direct communication with major stockholders.

Independent Directors	Independent directors currently comprise more than 87% of the Board and 100% of each of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee.

Committee Chairs	All chairs of the Board’s committees are independent and are annually appointed by the Board, approve agendas and material for respective committee meetings and act as a liaison between committee members and the Board and management.

Board Committees. The Board has three standing committees: the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board. Committee members and committee chairs are appointed by the Board. The current members and chairs of these committees are identified in the table below:

Director	Audit Committee	Compensation and Executive Development Committee	Governance and Nominating Committee

Norma B. Clayton	X	X	X

Patrick J. Dempsey	X	Chair	X

Nicholas C. Gangestad	X	X	X

Christopher J. Kearney	X	X	Chair

Laurette T. Koellner	Chair	X	X

Michael W. Lamach	X	X	X

Leon J. Topalian

Nadja Y. West	X	X	X

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The following table provides information about the operation and key functions of these committees:

Committee	Key Functions and Additional Information	Number of Meetings in 2025

Audit Committee

•

Assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.

•

Appoints, compensates, retains and oversees the work of the Company’s independent registered public accounting firm.

•

Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements.

•

Reviews and discusses with management the quarterly earnings releases.

•

Considers and pre-approves all auditing services, internal control-related services and permitted non-auditing services to be provided by the Company’s independent registered public accounting firm.

•

Monitors the adequacy of the Company’s reporting and internal controls.

•

Assists the Board in its oversight of enterprise risk management and financial risk exposures, including, but not limited to, legal and environmental claims and liabilities, cybersecurity and other financial exposures.

		6

Compensation and Executive Development Committee

•

Administers the compensation program for the senior officers.

•

Reviews, evaluates and determines compensation of the senior officers.

•

Reviews and approves employment offers, arrangements and other benefits for the senior officers.

•

Reviews the Company’s executive succession and management development plans.

•

Reviews, approves and administers policies with respect to the recovery of incentive-based compensation, including monitoring and overseeing compliance with the requirements of the 1934 Act and applicable NYSE listing standards.

•

Reviews and recommends to the Board compensation of the directors.

•

Oversees regulatory compliance and risk regarding compensation matters.

		5 (including 1 joint meeting with the Board)
Governance and Nominating Committee	• Develops and recommends to the Board for approval specific guidelines and criteria for selecting nominees for election to the Board. • Identifies, evaluates and recommends to the Board nominees for election to the Board, and, as a part of such role, works to ensure that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise and includes in each third-party search for new director nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race.	4

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Committee	Key Functions and Additional Information

•

Makes recommendations to the Board concerning (i) the size, composition and leadership of the Board, (ii) the committee structure of the Board, committee operations (including the ability to delegate to subcommittees) and committee reporting to the Board, (iii) the qualifications of committee members, (iv) the size, composition and leadership of each Board committee and (v) the responsibilities of each Board committee.

•

Develops and oversees the annual process of evaluating the performance of the Board and the Company’s management.

•

Develops and oversees the Company’s policy on political expenditures and reviews the Company’s political expenditures as well as the Company’s payments to trade associations and other tax-exempt organizations that may be used for political purposes. Periodically recommends to the Board changes with respect to the Company’s policy on political expenditures.

•

Administers the Company’s policies and procedures for the review and prior approval of related person transactions.

•

Oversees and makes recommendations to the Board regarding corporate sustainability and environmental, social and related governance matters, including the Company’s strategy, initiatives and policies.

•

Considers and recommends to the Board actions relating to corporate governance.

The Board has determined that Ms. Koellner is an “audit committee financial expert” within the meaning of the SEC rules and that she has accounting and related financial management expertise as determined by the Board in its business judgment. The Board has also determined that each member of the Audit Committee is financially literate as determined by the Board in its business judgment.

The Board may also establish other committees from time to time as it deems necessary.

Director Meetings. The Board held six meetings during 2025, including one joint meeting with the Compensation and Executive Development Committee. Each incumbent director attended, or participated by means of remote communication, in 75% or more of the aggregate number of meetings of the Board and committees of the Board on which such director served during 2025. Pursuant to the Corporate Governance Principles, the independent directors meet in executive session prior to or after each quarterly Board meeting and as necessary prior to or after other Board meetings. Mr. Kearney, as Lead Director, presided over all executive sessions in 2025.

Attendance at Annual Meetings of Stockholders. Directors are expected to attend the Company’s annual meeting of stockholders. All eight of the Company’s directors in office at the time, including all of the Company’s current directors, participated in the Company’s 2025 annual meeting of stockholders, which was held virtually via live audio webcast.

Annual Evaluation of Directors and Committee Members. The Board evaluates the performance of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable), the CEO and the Board as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable), the CEO and the Board as a whole. The entire Board reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable) and the CEO.

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Board’s Role in Risk Oversight.
 The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting, and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are composed solely of independent directors) that report back to the full Board.
The Audit Committee is specifically charged with the responsibility of meeting periodically with management, the Company’s General Counsel and outside counsel to discuss the Company’s major financial risk exposures, including, but not limited to, legal and environmental claims and liabilities, cybersecurity, risk management and other financial exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s Corporate Controller annually conducts a risk assessment, which includes input from senior officers, and prepares for the Audit Committee’s review a report and a presentation identifying and evaluating the key risks facing the Company, how those risks interrelate, how they affect the Company and how management addresses those risks. After completing a review and analysis of the report and the presentation, the Audit Committee meets with management to provide its comments on the report and the presentation and to provide guidance on areas that the Audit Committee believes management and the Corporate Controller should consider in identifying and evaluating the risks facing the Company.
The Compensation and Executive Development Committee oversees Nucor’s executive compensation plans to ensure they do not incentivize excessive risk-taking by our senior officers. Although a significant portion of our executives’ compensation is performance-based, we believe our compensation plans are appropriately structured and do not pose a material risk to Nucor.
The Governance and Nominating Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.
The Board believes that its leadership structure supports the Company’s governance approach to risk oversight. Mr. Topalian is involved directly in risk management as a member of the Company’s management team. As Chair of the Board, and together with the independent committee chairs in their respective areas, Mr. Topalian also maintains oversight roles at the board level. In addition, Mr. Kearney, as Lead Director, maintains the ability to set the agenda for and lead executive sessions of the non-employee
directors without the attendance of management.
Compensation Consultant.
 The Compensation and Executive Development Committee has sole authority under its charter to retain compensation consultants and to approve such consultants’ fees and retention terms. The Compensation and Executive Development Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The Compensation and Executive Development Committee has reviewed and confirmed the independence of Pearl Meyer as the committee’s compensation consultant. Neither Pearl Meyer nor any of its affiliates provides any services to Nucor except for services related solely to executive officer and director compensation. Please see “Executive Officer Compensation – Compensation Discussion and Analysis – 2025 Executive Compensation in Detail – Determination of 2025 Compensation” on page 30 of this Proxy Statement for a description of Nucor’s process for the consideration and determination of executive compensation and Pearl Meyer’s role in such process.
No Insider Trading, Hedging, Short Selling or Pledging.
 Nucor’s Trading Policy governs the purchase, sale and other dispositions of Nucor securities by our directors, officers and employees, and by the Company. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. Nucor’s Trading Policy prohibits the Company’s directors and executive officers from hedging or short selling (profiting if the market price decreases) Nucor securities. The Trading Policy also prohibits such persons from pledging Nucor securities as collateral in a margin account with a broker-dealer. A copy of the policy is available on our website at www.nucor.com/esg and is filed as Exhibit 19 to our Annual Report on Form
10-K
for the year ended December 31, 2025.

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Policy on Executive Officer Incentive Compensation Recoupment.
 The Compensation and Executive Development Committee has adopted the Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”), which complies with the clawback rules adopted by the SEC pursuant to Section 10D and Rule
10D-1
of the 1934 Act, and the related NYSE listing requirements (together, the “Clawback Rules”). The Clawback Policy requires the Company to recover reasonably promptly any erroneously awarded incentive-based compensation received by current and former executive officers (as defined in the Clawback Policy) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Clawback Rules. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from current or former executive officers erroneously awarded incentive-based compensation received within a lookback period of the three most recently completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement. A copy of the policy is available on our website at www.nucor.com/esg and is filed as Exhibit 97 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Policy on Transactions with Related Persons.
 The Company has a written policy and procedures for the review and approval in advance of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions with the Company’s directors and executive officers, business and other organizations with which its directors or executive officers are affiliated, members of their immediate families and other related persons. This policy is administered by the Governance and Nominating Committee of the Board of Directors. The policy includes certain categories of pre-approved
transactions that are based upon exceptions to the SEC’s rules for disclosure of such transactions. For transactions that are not pre-approved,
the Governance and Nominating Committee, in determining whether to approve a transaction with a related person or an organization with which a related person is affiliated, takes into account, among other things, (i) whether the transaction was undertaken in the ordinary course of business of the Company; (ii) the approximate dollar value of the transaction; (iii) the purpose, and potential benefits to the Company, of the transaction; and (iv) the related person’s interest in the transaction, including whether the related person or his or her immediate family member participated in the negotiation of the terms of the transaction or received any special benefits from the transaction.
Transactions with Related Persons
.  In 2025, Victor Query, a facility manager at Nucor and the son of K. Rex Query, an executive officer of Nucor, was paid compensation of approximately $157,400. The foregoing transaction was approved under Nucor’s policy on transactions with related persons.
Director Nomination Process
. The Governance and Nominating Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Governance and Nominating Committee has a policy that potential nominees will be evaluated no differently regardless of whether the nominees are recommended by a stockholder, a Board member or Nucor’s management. The Governance and Nominating Committee considers potential nominees from all of these sources, develops information from many sources concerning the potential nominees, evaluates the potential nominees as to the qualifications that the committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. In the past, Nucor has engaged third-party
search firms to assist the Governance and Nominating Committee in identifying and evaluating potential director nominees, and Nucor may do so again in the future.
The Governance and Nominating Committee is committed to ensuring that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise. Pursuant to the Company’s Corporate Governance Principles and the charter for the Governance and Nominating Committee, in evaluating potential nominees for election and reelection as members of the Board, the Governance and Nominating Committee considers persons representing a diversity of thoughts, backgrounds, skills, experiences and expertise and includes in each third-party search for new nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race. In addition, the potential nominee must:

•	be a person of the highest integrity and be committed to ethical standards of personal and corporate behavior;

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•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board;

•
if not a member of the Company’s management, not have any relationships, directly or through an immediate family member, with the Company that would make him or her not able to serve as an independent director within the meaning of any rules and laws applicable to the Company;

•	have a willingness and an ability to make the necessary time commitment to actively participate as a member of the Board;

•	have a collaborative approach to engagement, inquisitiveness and the willingness to appropriately challenge management; and

•	be able to represent the interests of all of Nucor’s stockholders and not merely those of one stockholder or a special interest group.
The Governance and Nominating Committee also believes there are certain specific qualifications and skills that one or more members of the Board of Directors must possess. These include experience in manufacturing operations, financial knowledge and capital allocation expertise, CEO leadership experience, ability to oversee business development and drive overall growth, experience in talent development and succession planning, global business, sustainability matters, risk management and controls, public company governance and technology. For additional information, see page
4, “Information Concerning Experience, Qualifications, Attributes and Skills of the Nominees.”
The Governance and Nominating Committee assesses the Board’s effectiveness in balancing these considerations when reviewing the composition of the Board, and has determined that all of the nominees for election as directors at the Annual Meeting collectively possess the personal characteristics, level of commitment to the Company, tenure, diversity, skills and experience that align with the Company’s long-term strategy and that enable the Board to operate in an engaged and effective manner.
Recommending Directors.
  Stockholders may recommend a director nominee to be considered for Nucor’s 2027 annual meeting of stockholders by submitting the nominee’s name in accordance with provisions of the Company’s Bylaws, which require advance notice to the Company and certain other information. In general, under the Bylaws, the written notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120 th
 day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150 th
 day before the first anniversary of the Annual Meeting. As a result, notice of director nominees submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proxy access director nominees) must be delivered, or mailed and received, not earlier than the close of business on December 15, 2026 and not later than the close of business on January 14, 2027. However, in the event that the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after May 14, 2027, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120 th
 day prior to the date of the 2027 annual meeting of stockholders and not later than the close of business on the later of the 90 th
 day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual me etin
g, the 10
th
 day following the day on which public announcement of the date of such meeting is first made by the Company.
The notice must contain certain information about both the nominee and the stockholder submitting the nomination as set forth in Nucor’s Bylaws. With respect to the nominee, the notice must contain, among other things, (i) the nominee’s name, age and business and residential addresses; (ii) the nominee’s background and qualifications, including, without limitation, the nominee’s principal occupation or employment; (iii) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the nominee or any Stockholder Associated Person (as defined in Nucor’s Bylaws); (iv) any derivative positions held of record or beneficially by the nominee as well as any hedging transactions or similar agreements; (v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and our stockholders, (B) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or

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entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B) and (C) for as long as the nominee is a nominee or a director of the Company and (E) agreeing if elected as a director of the Company to comply with all corporate governance codes, policies and guidelines applicable to directors; and (vi) any other information regarding the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors. With respect to the stockholder submitting the nomination, the notice must contain: (1) the name and address, as they appear on the Company’s books, of the stockholder and any Stockholder Associated Person; (2) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the stockholder or any Stockholder Associated Person; (3) any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person as well as any hedging transactions or similar agreements; (4) any other information regarding the stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors; and (5) a written statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of the Company’s voting shares. A stockholder who is interested in recommending a director nominee should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the “universal proxy rules,” stockholders who intend to solicit proxies in support of director nominees at the 2027 annual meeting and who are not nominating directors through proxy access as described below must include the additional information required by Rule
14a-19(b)
under the 1934 Act.
Nominating Directors through Proxy Access.
  A stockholder, or a group of up to 20 stockholders, that has owned continuously for at least three years shares of Nucor common stock representing an aggregate of at least 3% of the voting power of our issued and outstanding shares, may nominate and include in Nucor’s proxy materials for an annual meeting of stockholders a number of director nominees equal to the greater of (i) two nominees or (ii) 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws. A stockholder, or a group of stockholders, who is interested in submitting a proxy access director nomination should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.
For the 2027 annual meeting of stockholders, notice of proxy access director nominees must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120 th
day nor earlier than the close of business on the 150
th
day before the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the Annual Meeting. As a result, notice of proxy access director nominees must be delivered, or mailed and received, not earlier than the close of business on October 28, 2026 and not later than the close of business on November 27, 2026. However, in the event that the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after May 14, 2027, notice by the stockholder, or the group of stockholders, to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 150 th
day prior to the date of the 2027 annual meeting of stockholders and not later than the close of business on the later of the 120 th
day prior to the date of such annual meeting or the 10
th
day following the day on which public announcement of the date of such meeting is first made by the Company.
How to Communicate with the Board of Directors and
Non-Management
Directors.

S
tockholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication addressed to the individual director c/o Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. Stockholders and other interested parties wishing to communicate with Mr. Kearney, as Lead Director, or with the non-management directors
as a group may do so by sending a written communication addressed to Mr. Kearney c/o Corporate Secretary at the above address. All such communications are promptly reviewed before being forwarded to the addressee. Nucor generally will not forward to directors a communication that the Company determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

 2026 Proxy Statement 19

DIRECTOR COMPENSATION
The Compensation and Executive Development Committee established the following director compensation amounts in 2024, and the amounts have not been changed since that time:

Board/Committee Position	Annual Cash Retainer ($)
Non-employee Director	140,000
Additional Retainer:
Lead Director	40,000
Audit Committee Chair	25,000
Compensation and Executive Development Committee Chair	20,000
Governance and Nominating Committee Chair	20,000
In addition to the cash fees described above,
non-employee
directors are granted each June 1 shares of Company common stock under the Nucor Corporation 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”). Directors may elect to receive their shares in the form of deferred stock units. The number of shares of Company common stock awarded was equal to the quotient of $170,000 divided by the closing price of a share of Nucor common stock on the grant date (rounded down to the next whole share). All directors, other than Ms. Clayton and Ms. Koellner, elected to receive their grant in the form of deferred stock units in 2025. The deferred stock units are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board.
The table below summarizes the compensation of each
non-employee
director who served on the Board for his or her Board and committee services during 2025. Directors who are also employees of Nucor (for 2025, Mr. Topalian) do not receive compensation (other than their compensation as employees of Nucor) for their service on the Board.

Name	Cash Fees ($)	Stock Awards ($) (1)		Total ($)
(a)	(b)	(c)		(h)

Norma B. Clayton	140,000	170,000	(2)	310,000

Patrick J. Dempsey	160,000	170,000	(3)	330,000

Nicholas C. Gangestad	140,000	170,000	(3)	310,000

Christopher J. Kearney	200,000	170,000	(3)	370,000

Laurette T. Koellner	165,000	170,000	(2)	335,000

Michael W. Lamach	140,000	170,000	(3)	310,000

Nadja Y. West	140,000	170,000	(3)	310,000
(1)	The amounts shown represent the grant date fair value of annual equity awards. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form
10-K
for the year ended December 31, 2025.

(2)	The number of shares granted and fully vested on June 1, 2025, based on the closing stock price of Nucor common stock on May 30, 2025 of $109.36, was 1,554 shares.

(3)	The number of deferred stock units granted and fully vested on June 1, 2025, based on the closing price of Nucor common stock on May 30, 2025 of $109.36, was 1,554 units.

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The table below summarizes the total number of vested deferred stock units granted to the non-employee
directors under the 2025 Plan, the 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), the Nucor Corporation 2010 Stock Option and Award Plan (the “2010 Plan”) and the Nucor Corporation 2005 Stock Option and Award Plan (the “2005 Plan”) that were outstanding as of December 31, 2025.
Outstanding Equity Awards at Fiscal
Year-End

Name	Number of Vested Stock Units (#) (1)	Market Value of Vested Stock Units ($) (2)

Norma B. Clayton	—	—
Patrick J. Dempsey	17,570	2,865,843
Nicholas C. Gangestad	2,560	417,562
Christopher J. Kearney	39,998	6,524,074
Laurette T. Koellner	18,884	3,080,169
Michael W. Lamach	3,800	619,818
Nadja Y. West	9,948	1,622,618
(1)	Deferred stock units are granted June 1 each year and are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors. Since her appointment to the Board, Ms. Clayton has elected to receive all her stock awards in the form of shares of Company stock, including her 2025 stock award of 1,554 shares of Company stock. Ms. Koellner also elected to receive her 2025 stock award in the form of 1,554 shares of Company stock. The shares are not an outstanding equity award and are not included in this table.

(2)	Represents the value of fully vested deferred stock units using the closing price of Nucor common stock of $163.11 on December 31, 2025.
Director Stock Ownership Guidelines.
  To ensure that
non-employee
directors become and remain meaningfully invested in Nucor common stock, each non-employee
director is required to own 4,000 shares of Nucor common stock (including deferred units). A non-employee
director must meet the stock ownership requirement within five years of becoming a member of the Board. As of December 31, 2025, all of the non-employee
directors were in compliance with the ownership requirement or in the first five years after becoming a director.

 2026 Proxy Statement 21

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s report with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2025 is as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP (referred to in this report as “PwC”), the Company’s independent registered public accounting firm, the audited consolidated financial statements and the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence.

4.	The Audit Committee has reviewed and discussed with Nucor’s management and PwC management’s report on Nucor’s internal control over financial reporting and PwC’s attestation report on the effectiveness of Nucor’s internal control over financial reporting.

5.	Based on the reviews and the discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025 for filing with the SEC.
THE AUDIT COMMITTEE
Laurette T. Koellner, Chair
Norma B. Clayton
Patrick J. Dempsey
Nicholas C. Gangestad
Christopher J. Kearney
Michael W. Lamach
Nadja Y. West
Fees Paid to Independent Registered Public Accounting Firm
For 2025 and 2024, fees billed for services provided by PwC were as follows:

	2025 ($)	2024 ($)

Audit Fees (1)	6,322,638	6,181,869
Audit-Related Fees	—	—
Tax Fees (2)	10,700	10,900
All Other Fees (3)	407,000	2,000
(1)	Audit fees consist of fees billed for professional services rendered in connection with the audit of Nucor’s annual consolidated financial statements and the review of Nucor’s interim consolidated financial statements included in Nucor’s Quarterly Reports on Form
10-Q
and for services normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees billed for professional services rendered in connection with the audit of the effectiveness of internal control over financial reporting.

(2)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(3)	All other fees consist of fees billed for financial reporting literature in 2024 and 2025, pre-implementation system reviews in 2025 and a cybersecurity program maturity assessment in 2025.

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The Audit Committee’s policy is to
pre-approve
all audit and permissible
non-audit
services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided for 2025 were pre-approved
by the Audit Committee. The Audit Committee concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated its authority to approve in advance all permissible non-audit
services to be provided by PwC to the Chair of the Audit Committee; provided, however, any such services approved by its Chair shall be presented to the full Audit Committee at its next regularly scheduled meeting.
PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Nucor for 2026. PricewaterhouseCoopers LLP has acted in such capacity for Nucor since 1989. The Audit Committee reviewed and discussed the performance of PricewaterhouseCoopers LLP for 2025 prior to its appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2026.
The Company expects that representatives of PricewaterhouseCoopers LLP will participate in the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that the representatives will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2026 is not required by our Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP. Even if the Company’s stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Nucor and its stockholders.
Vote Recommendation
The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2026.

 2026 Proxy Statement 23

EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Our executive compensation program has consistently aligned with our performance as an industry leader that strives to generate profitable growth, maximize total stockholder return and promote a strong financial condition, while maintaining our commitment to safe and environmentally responsible operations.
This year’s Compensation Discussion and Analysis (“CD&A”) reviews the objectives and elements of Nucor’s executive compensation program and discusses the 2025 compensation earned by our named executive officers (“NEOs” or “Executive Officers”) listed below. It also explains actions the Compensation and Executive Development Committee of the Board of Directors (referred to in this section and the “Executive Compensation Tables” section as the “Committee”) took to keep the program aligned with stockholder interests and expectations, while enabling Nucor to continue to attract, retain and develop the best leadership talent in our industry.

Executive Officer	Principal Position
Leon J. Topalian (1)	Chair, President and CEO
Stephen D. Laxton (2)	CFO and Executive Vice President
David A. Sumoski (3)	Chief Operating Officer
Daniel R. Needham (4)	Executive Vice President - Commercial
K. Rex Query	Executive Vice President - Strategy
(1)	Mr. Topalian’s title changed to Chair and CEO effective January 1, 2026.
(2)	Mr. Laxton was promoted to President, Chief Operating Officer and CFO effective January 1, 2026. Mr. Laxton transitioned out of the CFO role effective March 1, 2026.
(3)	Mr. Sumoski plans to retire from the Company effective June 13, 2026, and he transitioned out of the role of Chief Operating Officer effective January 1, 2026. He currently serves as Executive Vice President and Special Advisor to the CEO.
(4)	Mr. Needham plans to retire from the Company effective June 20, 2026.
EXECUTIVE SUMMARY
2025 Business Overview
Our number one cultural value is the safety and well-being of our Nucor team. In 2025, our team achieved the lowest injury and illness rate in our history, marking the eighth consecutive year of improvement. Our team achieved this performance during a period of rapid expansion, including the completion of our new rebar micro-mill
in Lexington, North Carolina, the Kingman, Arizona melt shop, our Alabama Towers and Structures facility, and our coating complex in Crawfordsville, Indiana. This is a testament to our continued focus on our goal of becoming the world’s safest steel company and on our mission to grow the core, expand beyond and live our culture.
By executing operationally across our business lines and, in parallel, investing in Nucor’s future, we are generating attractive returns for our stockholders while positively impacting our local communities. Particular highlights include:

•	For fiscal year 2025, we generated consolidated net earnings of approximately $1.7 billion and diluted earnings per share of $7.52.

•	We returned approximately $1.2 billion to stockholders through share repurchases and dividend payments, representing approximately 70% of 2025 net earnings.

•
In December 2025, we announced an increase in our regular quarterly cash dividend to $0.56 per share. Nucor has increased its base dividend for 53 consecutive years – every year since it first began paying dividends in 1973.

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We plan to continue to broaden our capabilities so that Nucor remains well positioned to serve our customers and create incremental value for our stockholders as we continue to leverage our industry-leading performance in safety, profitability and sustainability. Nucor pioneered the use of recycling to make new steel, positioning us as one of the cleanest steelmakers in the world, and we are capitalizing on the opportunity to supply the sustainable steel that is building our 21 st
century economy.
Nucor’s Approach to Executive Compensation
Pay-for-performance
is at the core of our executive compensation program. The majority of executive compensation is variable and directly linked to Nucor’s relative performance and the value created for its stockholders. Key features of our program include:

•
Base salaries are generally set near, and often below, the market median for similar-sized
industrial and materials companies.
As a result, Executive Officers may earn below median levels of compensation when Nucor’s performance lags its peers, even if individual performance is strong. This approach has led, and may continue to lead, to earnings below that of counterparts at other companies.

•
The incentive plans measure performance relative to two comparator groups: the Steel Comparator Group and the General Industry Comparator Group.
The companies in these groups are reviewed annually by the Committee. The incentive plans are designed to deliver above-target payouts for strong relative performance and may result in no payout if performance is poor. Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” on page 29 for more information.

•
Through a multi-year business cycle, total compensation is expected to align with the median of Nucor’s steel peers and similarly sized industrial and materials companies.
The incentive plans are based on analysis that assumes that some years may yield low or no payouts due to lower performance, while others may result in high or maximum payouts, reflecting economic fluctuations and relative performance.

•
A significant amount of equity must be held until retirement.
Nucor maintains a higher-than-market level stock ownership requirement, which aligns the interests of our Executive Officers with those of our stockholders.

•
Nucor takes an egalitarian approach to providing benefits to our employees.
In fact, certain benefits, such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Executive Officers. In addition, Executive Officers do not receive significant perquisites, such as company cars, country club memberships or personal use of corporate aircraft.

•
Accountability for leadership in safety and sustainability is reinforced.
While incentive plans are grounded in financial measures, the Committee also expects senior executives to lead in areas that reflect Nucor’s values and long-term strategy – particularly in safety and environmental responsibility. Nucor has integrated these and other values into its culture for decades. Performance in these areas plays a key role in the Committee’s decisions about promotions and base salary adjustments, as well as target incentive opportunities and equity grants. Additionally, the Committee retains discretion to reduce payouts if leadership in corporate social responsibility falls short of expectations.

The bottom line is that for any given year, if Nucor performs poorly, Executive Officers will be paid below the market median. On the other hand, if performance is outstanding, Executive Officers will be paid above the market median. By providing this balanced compensation approach, Nucor provides Executive Officers with a reasonable measure of security regarding the minimum level of compensation they are eligible to receive, while motivating them to focus on the business measures that will produce a consistently high level of performance for Nucor and return for its stockholders. Decisions about the actual amount or value of compensation granted to each Executive Officer are based on actual Nucor performance. Individual performance does not influence incentive plan payouts.

 2026 Proxy Statement 25

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2025 Compensation Overview
Below is an overview of how our executive compensation plans functioned in 2025:

•
Base salaries:
Our CEO, Mr. Topalian, did not receive a base salary increase in 2025, as his salary was already appropriately aligned with market levels. Mr. Laxton, our CFO during 2025, and Mr. Sumoski, our Chief Operating Officer (“COO”) during 2025, received higher adjustments to further align their base salaries with market levels. Base salaries for the other Executive Officers were increased by 3.0%, generally consistent with increases provided to the broader employee population.

•
Annual incentives:
Our Executive Officers earned an above-target annual incentive under the Annual Incentive Plan (“AIP”), reflecting Nucor’s return on equity (“ROE”) and return on average invested capital (“ROAIC”) performance as compared to the Steel Comparator Group.

•
Long-term incentives:
The Long-Term Incentive Plan (“LTIP”) rewarded Executive Officers for Nucor’s perfo rman
ce during the three-year performance period ended December 31, 2025, resulting in a 130% of target payout, based on performance relative to the Steel Comparator Group (ranked second out of seven) and performance relative to the General Industry Comparator Group (ranked eighth out of 11). Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” beginning on page 29 of this CD&A for descriptions of the performance comparator groups. In 2025, performance-based restricted stock units (“RSUs”) were granted based on Nucor’s ROE performance for the preceding year. In addition, time-vesting RSUs and stock options were granted in 2025.

The Committee has the right to exercise discretion to reduce an incentive plan payout to ensure that payouts from any incentive plan produce their desired result. However, the Committee may not exercise discretion to increase a payout. For 2025, the Committee reviewed the payouts and determined that the incentive plan payouts were appropriate and, therefore, did not reduce the incentive plan payouts.
2025 Say on Pay and Stockholder Engagement
At the 2025 Annual Meeting, approximately 86% of stockholders present in person or represented by proxy and entitled to vote on the matter approved the advisory vote on 2024 executive compensation, reaffirming support for our heavily leveraged, pay-for-performance
structure.
Throughout 2025, members of Nucor’s senior management team participated in approximately 340 investor meetings to discuss our business strategy, performance drivers and long-term value creation. These meetings – conducted in person, by video conference and by phone – included targeted outreach to investment stewardship and portfolio management teams at our largest stockholders.
Discussions ranged from executive compensation and capital allocation to environmental and human capital priorities. Stockholders consistently expressed support for Nucor’s emphasis on variable pay, internal talent development and team-based incentives that align with long-term investment objectives. They also acknowledged our leadership in safety, workforce continuity and sustainability, including our role as North America’s largest recycler and our commitment to reducing greenhouse gas emissions.
Insights from these engagements were shared with the Board and the Committee and helped inform updates to policies and disclosures. Management provides regular engagement summaries to the Committee, and investor input is a standing consideration in the Committee’s compensation decisions.

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Best Practice Compensation Governance Features
Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, reflect our executive compensation philosophy and further align our Executive Officers’ interests with those of our stockholders.

What We Do		What We Don’t Do
✓	Place a heavy emphasis on variable compensation	x	Offer significant perquisites
✓	Require significant stock ownership and holding requirements	x	Pay excise tax gross-ups on change in control payments
✓	Subject incentive compensation to a clawback policy	x	Permit hedging, pledging or short selling of Company stock
✓	Conduct annual compensation risk assessments	x	Frequently change plan designs
✓	Use an independent compensation consultant
✓	Reach out to discuss our compensation plans with our stockholders
✓	Provide change in control severange benefits or equity vesting only upon a double-trigger
WHAT GUIDES OUR PROGRAM
Program Aligned with Strategy
Nucor’s executive compensation program continues to support our strategy. We expect to achieve the sustained creation of incremental stockholder value by growing our core
steelmaking businesses through disciplined execution, selectively expanding beyond
our traditional product offerings into adjacent areas where we believe we can create and build on a sustainable competitive advantage while living our Nucor culture
each day.
Our culture values safety above all else, relies on trust and open communication to facilitate the teamwork that is essential to driving results and remains committed to the community stewardship that is critical to building trust among all our stakeholders, helping to ensure that we can all succeed together.
Our Executive Compensation Philosophy
Nucor believes that executive compensation should be commensurate and aligned with the performance of Nucor and the creation of long-term stockholder value. To this end, our executive compensation program is designed to pay above the market median when Nucor’s performance is outstanding and provide compensation below the market median when performance is below Nucor’s peers. The following key principles form the core of our executive compensation philosophy:

Key Principle	Description
Pay for Performance	A significant portion of total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and long-term performance objectives.
Attraction and Retention	The executive compensation program should enable the Company to attract highly talented people with exceptional leadership capabilities and to retain high-caliber talent.
Team-Based Incentives

All of Nucor’s incentives are team-based. Across the organization, Nucor teammates win and lose together. When Nucor performs well, teammates earn more. When our performance is less than expected, our teammates earn less. Our pay programs support our team-based culture.

Stockholder Alignment

Executive Officers should be compensated through pay elements (base salaries and annual and long-term incentives) designed to create long-term value for our stockholders and to reinforce a strong culture of ownership.

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Our executive compensation philosophy is supported by the following elements of our executive compensation program:

Compensation Element	Form	Description
Base Salary	Cash (Fixed)

Provides a guaranteed rate of pay commensurate with an Executive Officer’s job scope, level of responsibilities, experience and tenure, but generally positioned near, and typically below, the market median of similar positions at similar size industrial and materials companies.

Annual Incentives	Cash (Variable)	Provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s ROE and annual ROAIC.
Long-Term Incentives	Equity (Mix of Fixed and Variable) and Cash (Variable)	Rewards performance over multi-year periods and growth in long-term stockholder value.
These compensation elements provide a balanced mix of guaranteed compensation and variable, at-risk
compensation with an emphasis on performance-based annual and long-term incentives. The Committee annually considers adjustments to base salaries (which impact incentive plan opportunities) and periodically reviews the level of annual and long-term incentives to ensure that the mix of base salary and annual and long-term incentives, and the target incentive opportunities, are appropriate to accomplish the goal of paying near the market median total compensation for industrial and materials companies of similar size over a multi-year business cycle.
Pay Mix
As illustrated below, the majority of total direct compensation opportunity of our CEO and other Executive Officers is performance-based at-risk
(78% and 77%, respectively). In addition, the majority of target compensation of the CEO and other Executive Officers is long-term (75% and 62%, respectively). The graphs depict the mix of total target direct compensation set for our CEO and other Executive Officers for the 2025 plan year.

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The Role of Compensation Peer Companies and Performance Comparator Groups
Compensation Peer Companies.
 Nucor periodically benchmarks Executive Officer compensation to ensure that the compensation opportunities are reasonable. Nucor does not set compensation according to benchmark data. The Committee’s only formal relationship with benchmark data is generally to set base salaries near or below the market median.
Pearl Meyer periodically provides the Committee with benchmarking analyses comparing Nucor’s compensation against the 21 Compensation Peer Companies listed in the table below. The most recent benchmarking, conducted in 2024, was used to set compensation in 2025. In addition to benchmarking Executive Officer compensation at target and actual levels of pay, the Committee evaluates how the compensation of Executive Officers compares to the peer group at various levels of performance (below threshold, threshold, target and maximum). Nucor’s compensation philosophy is to pay below market when performance is below peers and to pay above market when performance is outstanding. The objective is to provide market-aligned levels of compensation over the business cycle.

3M Company	Emerson Electric Co.	PACCAR Inc.

Caterpillar Inc.	Freeport-McMoRan Inc.	Parker-Hannifin Corporation

Cleveland-Cliffs Inc.	General Dynamics Corporation	PPG Industries, Inc.

Cummins Inc.	Honeywell International Inc.	Steel Dynamics, Inc.

Danaher Corporation	Illinois Tool Works Inc.	Textron Inc.

Deere & Company	International Paper Company	Trane Technologies plc

Eaton Corporation plc	Northrop Grumman Corporation	United States Steel Corporation (1)
(1)  Acquired by Nippon Steel Corporation.
Some of the above companies are included in the Steel Comparator Group or the General Industry Comparator Group used in the incentive plans as described below. However, these companies were chosen based on size and industry, while the companies used in the incentive plans are all steel companies in the case of the Steel Comparator Group or met the criteria discussed below in the case of the General Industry Comparator Group. The Committee does not benchmark compensation levels and practices against the companies in the Steel Comparator Group because some of them are substantially smaller than Nucor. The Committee does not benchmark compensation to the General Industry Comparator Group because compensation data from these companies may result in above median benchmark data due to their higher than median performance.
Performance Comparator Groups
.
  The Committee believes that performance should be measured both in absolute terms (meaning based on achieving or exceeding performance measures established by the Committee) and relative to other companies. Two performance comparator groups are used to measure relative performance: the Steel Comparator Group and the General Industry Comparator Group. These comparator groups are used in the AIP and the LTIP – they are not used for purposes of benchmarking compensation.
The Committee reviews the performance comparator groups annually. Companies may be added to or dropped from the performance comparator groups based on product mix (in the case of the St
e
el Comparator Group) or business changes, performance or product mix (in the case of the General Industry Comparator Group). The Committee designates the members of each performance comparator group at the beginning of each performance period. Since some of the performance periods are as long as three years, it is possible that the performance comparator group used for one performance period may differ from the gr oup
used in a different performance period.

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The performance comparator groups for performance periods that began in 2025 consist of the following companies:

Comparator Group	Criteria	Who They Are
Steel	› Must be a group of not less than five steel industry competitors; and › Competitors defined as companies with product offerings similar to Nucor’s.	• Cleveland-Cliffs Inc. • Commercial Metals Company • Metallus Inc. • Radius Recycling, Inc. (1) • Steel Dynamics, Inc. • Worthington Steel, Inc.
General Industry	› Must be a group of not less than 10 companies in capital-intensive industries; and › Be well-respected, capital-intensive companies that have performed well over a long period of time.	• 3M Company • Carrier Global Corporation • Caterpillar Inc. • Cummins Inc. • Emerson Electric Co. • General Dynamics Corporation • Honeywell International Inc.	• Illinois Tool Works Inc. • International Paper Company • LyondellBasell Industries N.V. • Parker-Hannifin Corporation • PPG Industries, Inc. • Trane Technologies plc
(1)	Acquired by Toyota Tsusho America, Inc.
Future Performance Periods
For performance periods beginning in 2026, the Committee expanded the Steel Comparator Group to include companies in similar end markets. Expanding the Steel Comparator Group reflects Nucor’s continued growth in downstream steel products.
2025 EXECUTIVE COMPENSATION IN DETAIL
Determination of 2025 Compensation
In making its determinations with respect to executive compensation for 2025, the Committee was supported by Nucor’s Vice President and Corporate Secretary, and Nucor’s Vice President of Human Resources. In addition, the Committee engaged the services of Pearl Meyer to serve as its independent compensation consultant and, in such capacity, to assist the Committee’s review and determination of the compensation of the Executive Officers. Pearl Meyer also was retained to assist the Committee with additional projects, including benchmarking Executive Officer compensation, reviewing and developing alternatives for the performance comparator groups, reviewing the incentive plans, monitoring trends in executive and non-employee
director compensation, preparing tally sheets and assisting in the preparation of this CD&A.
The Committee retained Pearl Meyer directly, although, in carrying out its assignments, Pearl Meyer also interacted with Nucor management when necessary and appropriate. Specifically, the Vice President and Corporate Secretary and the Vice President of Human Resources interacted with Pearl Meyer to provide compensation and performance data for Executive Officers and Nucor. In addition, Pearl Meyer may, in its discretion, seek input and feedback from the CEO and the CFO regarding its work product prior to presenting such work product to the Committee to confirm the work product’s alignment with Nucor’s business strategy, determine what additional data needs to be gathered or identify other issues, if any.
The Committee frequently requested Mr. Topalian, as CEO, to be present at Committee meetings where executive compensation and Company performance were discussed and evaluated. Mr. Topalian was free to provide insight, suggestions or recommendations regarding executive compensation during these meetings or at other times; however, only independent Committee members were allowed to vote on decisions made regarding executive compensation.

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The Committee met separately with the CEO to discuss his compensation, but the Committee made decisions regarding Mr. Topalian’s compensation in executive session, based solely upon the Committee’s deliberations. The Committee’s decisions regarding the compensation of Executive Officers (other than the CEO) were made after considering recommendations from the CEO.
Base Salary
The Committee’s goal is to set Executive Officers’ base salaries near or below the market median base salary level for comparable positions at similar size industrial and materials companies, because of the Committee’s desire to orient Executive Officers’ total pay significantly toward variable, at-risk
incentive compensation. When promoted, Executive Officer salaries are set below the market median. As Executive Officers gain experience and perform, they may receive larger increases to move them closer to the median of the benchmark data. In 2025, our CEO, Mr. Topalian, did not receive a base salary increase, as his salary was already appropriately aligned with market levels. Mr. Laxton, our CFO during 2025, and Mr. Sumoski, our COO during 2025, received higher adjustments to further align their base salaries with market. Base salaries for the other Executive Officers were increased by 3.0%, generally consistent with increases provided to the broader employee population. Base salaries for 2025 and 2024 were as follows:

Executive Officer	2025 Base Salary ($)	2024 Base Salary ($)	% Change
Leon J. Topalian	1,560,000	1,560,000	—
Stephen D. Laxton	800,000	702,650	13.9%
David A. Sumoski	800,000	739,600	8.2%
Daniel R. Needham	692,500	672,300	3.0%
K. Rex Query	692,500	672,300	3.0%
Annual Incentives
AIP Performance Award Opportunity
The AIP provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s annual performance. The incentive opportunity is expressed as a percentage of base salary.
Seventy-five percent of the maximum award available under the AIP is tied to Nucor’s ROE, and 25% is tied to Nucor’s annual ROAIC relative to the annual ROAIC of the members of the Steel Comparator Group (identified on page 30). The allocation of the AIP award between the two performance measures is as follows:

		Maximum AIP Performance Award Payment (% of Base Salary)
Performance Measure	% of Maximum AIP Performance Award	CEO	Other Executive Officers
ROE	75%	375%	225%
Annual ROAIC—Steel Comparator Group	25%	125%	75%
Total Maximum AIP Performance Award		500%	300%

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2025 ROE and ROAIC Performance Goals
For 2025, the Committee established ROE performance levels at threshold, target and maximum, which define the range of payout outcomes under the AIP as summarized below:

		Performance Award (% of Base Salary)
	ROE	CEO	Other Executive Officers
Threshold	4.75%	20%	20%
Target	9.5%	100%	100%
Maximum	19.0%	375%	225%
No payout is earned for performance below threshold. Payouts increase linearly between performance levels.
For 2025, the Committee also established the ROAIC portion of the AIP award, which is earned based on Nucor’s annual ROAIC compared to the annual ROAIC of the members of the Steel Comparator Group as follows:

		AIP Performance Award Payment (% of Base Salary)
Steel Group Comparator Rank (1)	% of Performance Award Opportunity	CEO	Other Executive Officers

1	100.00%	125.00%	75.00%
2	90.00%	112.50%	67.50%
3	75.00%	93.75%	56.25%
4	60.00%	75.00%	45.00%
5	45.00%	56.25%	33.75%
6	25.00%	31.25%	18.75%
7	0.00%	0.00%	0.00%
(1)	The table reflects potential AIP awards for 2025 annual ROAIC performance. This portion of the AIP is intended to reward relative performance against other steel companies. The Steel Comparator Group used in future years may include a different number of companies, and payout percentages will be adjusted accordingly.
2025 Performance Results and AIP Payout
Based on Nucor’s ROE of 8.51% and being ranked third within the Steel Comparator Group for ROAIC for 2025, the CEO and the other Executive Officers earned total AIP awards of 177.08% and 139.58% of base salary, respectively, as follows:

	2025 Result	Performance Award Payment (% of Base Salary)
Performance Measure		CEO	Other Executive Officers

ROE	8.51%	83.33%	83.33%

Annual ROAIC — Steel Comparator Group	3 rd	93.75%	56.25%

Total		177.08%	139.58%
The AIP includes a voluntary deferral feature intended to further align Executive Officers’ interests with those of stockholders. Executive Officers may elect to defer up to one-half
of their AIP award into Nucor common stock units and subsequently receive additional Nucor common stock units equal to 25% of the number of units deferred. Common stock units attributable to the deferred portion of the AIP award are fully vested at the time of deferral. Deferral incentive units, which represent additional units granted in connection with the deferral, vest upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested

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common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred common stock units (including the deferral incentive units) in cash within 30 days of when stockholder dividends are paid.
In 2025, Messrs. Topalian, Laxton, Sumoski and Needham elected to defer a portion of their AIP award.
The performance results for 2025 yielded the following AIP payouts:

	2025 Base Salary ($)	AIP Award Payout
Executive Officer		Deferred ($) (1)	Paid in Cash ($)	Total ($)
Leon J. Topalian	1,560,000	276,245	2,486,203	2,762,448
Stephen D. Laxton	800,000	111,664	1,004,976	1,116,640
David A. Sumoski	800,000	111,664	1,004,976	1,116,640
Daniel R. Needham	692,500	193,319	773,273	966,592
K. Rex Query	692,500	—	966,592	966,592
(1)	Messrs. Topalian, Laxton and Sumoski elected to defer 10%, and Mr. Needham elected to defer 20%, of their AIP payout and received additional stock units having a value equal to 25% of their deferred amount.
Long-Term Incentives
Nucor’s long-term incentive framework is designed to reward sustained performance, disciplined capital allocation and long-term stockholder value creation while also promoting executive retention and alignment with stockholders over multiple time horizons. Given the cyclical nature of the steel industry and the Company’s capital-intensive operating model, the Committee believes that a combination of long-term incentive components is necessary to balance performance accountability, retention and stockholder alignment. The long-term incentive framework consists of the following components, each of which serves a distinct purpose and operates over a different performance or vesting horizon.

Component	Primary Purpose	Performance/Vesting Horizon
Long-Term Incentive Plan (cash and restricted stock)	Multi-year performance accountability :	Three-year performance period; three-year vesting period
Reward sustained relative performance and capital efficiency through ROAIC
Time-Based Restricted Stock Units	Leadership continuity :	Three-year vesting period
Promote retention and long-term equity ownership
Performance-Based Restricted Stock Units	Annual capital efficiency discipline :	Annual performance measurement; three-year vesting period
Reinforce accountability for annual returns on equity
Stock Options	Direct stockholder alignment :	Three-year cliff vesting; ten-year term
Align executive rewards with long-term stock price appreciation
The following sections describe each component of the long-term incentive framework in greater detail.
Long-Term Incentive Plan
The LTIP is the primary performance-based component of Nucor’s long-term incentive framework and is designed to reward sustained operating performance and disciplined capital allocation. LTIP awards are earned based on Nucor’s ROAIC across overlapping three-year performance periods that begin each January 1.

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Depending on Nucor’s performance, LTIP awards may range from 0% to 200% of target. The maximum award that an Executive Officer may earn under the LTIP is equal to 200% of the target number of shares.
Target Award Opportunity.
For each LTIP performance period, the Committee establishes a target award opportunity for each Executive Officer expressed as a number of shares of Nucor common stock. For the January 1, 2023 to December 31, 2025 performance period, the target number of shares was determined by dividing 170% of each Executive Officer’s annual base salary (300% for the CEO) as of the beginning of the performance period by the closing price of Nucor common stock on the last trading day immediately preceding the first day of the performance period. When benchmarking compensation in 2024, the Committee found that total compensation had fallen below peers. Therefore, for performance periods beginning in 2025, the Committee increased the target number of shares from 170% of salary to 200% (from 300% to 350% for the CEO).
The target awards for the performance period that began January 1, 2023 and ended December 31, 2025 were as follows:

Executive Officer	Base Salary at the Beginning of the Performance Period ($)	170% of Base Salary (300% for the CEO) ($)	Nucor Stock Price 12/31/22 ($)	Target Award Number of Shares (#)

Leon J. Topalian	1,500,000	4,500,000	131.81	34,140

Stephen D. Laxton	640,000	1,088,000	131.81	8,254

David A. Sumoski	711,200	1,209,040	131.81	9,172

Daniel R. Needham	614,200	1,044,140	131.81	7,921

K. Rex Query	614,200	1,044,140	131.81	7,921
Performance Criteria.
Actual LTIP awards earned by the Executive Officers are based on Nucor’s relative ROAIC performance over the three-year performance period, comparing Nucor’s ROAIC to the performance of two distinct comparator groups. The Committee believes that evaluating performance relative to both industry peers and a broader set of capital-intensive companies provides a balanced and rigorous assessment of long-term performance. Accordingly, 50% of each LTIP award is earned based on Nucor’s ROAIC ranking relative to the Steel Comparator Group, and the remaining 50% is earned based on Nucor’s ROAIC ranking relative to the General Industry Comparator Group, as outlined in the table below. This structure is intended to incentivize outperformance within the steel industry while also holding management accountable for delivering competitive returns relative to companies with similar capital intensity. A maximum award of 200% of target may be earned if Nucor ranks first relative to the Steel Comparator Group (earning 100% of target for that portion) and first or second relative to the General Industry Comparator Group (earning an additional 100% of target for that portion).

Steel Comparator Group (1)		General Industry Comparator Group (1)
Rank	LTIP Award Earned as a % of Target	Rank	LTIP Award Earned as a % of Target
1	100%	1 or 2	100%
2	90%	3 or 4	80%
3	75%	5 or 6	60%
4	60%	7 or 8	40%
5	45%	9	20%
6	25%	10 or 11	0%
7	0%
(1)	This table illustrates the potential LTIP payout opportunities based on the performance period that began January 1, 2023 and ended December 31, 2025. The size and composition of the Steel Comparator Group and the General Industry Comparator Group may differ for other LTIP performance periods. Payout opportunities are adjusted, as applicable, to reflect the number of companies included in each comparator group.

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Payment, Vesting and Deferral of LTIP Awards.
 Each LTIP award is paid 50% in cash and 50% in restricted stock. The restricted stock portion of the award vests in equal installments on each of the first three anniversaries of the issuance date (which, when combined with the three-year performance period, results in full vesting six years from the grant date), or earlier upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor.
An Executive Officer may defer delivery of the restricted stock portion of an LTIP award until the Executive Officer’s retirement or other termination of employment. Nucor does not provide an incentive for the deferral of LTIP restricted stock awards. Dividend equivalents on deferred restricted stock awards are paid in cash within 30 days following the payment of dividends to stockholders.
Performance Results and LTIP Payout.
Nucor’s ROAIC of 30.68% for the LTIP performance period that began January 1, 2023 and ended December 31, 2025 ranked second relative to members of the Steel Comparator Group (second out of seven) and eighth relative to members of the General Industry Comparator Group (eighth out of 11). Consistent with the LTIP payout structure described above, these rankings resulted in the following payout percentages:

Performance Measure	ROAIC	Ranking	Performance Award as a % of Target Number of Shares

ROAIC — Steel Comparator Group	30.68%	2 n d	90%

ROAIC — General Industry Comparator Group	30.68%	8 th	40%

Total			130%
The resulting LTIP awards earned by each Executive Officer for the 2023–2025 performance period were as follows:

Executive Officer	Target Award Number of Shares	Shares Earned

Leon J. Topalian	34,140	44,382

Stephen D. Laxton	8,254	10,730

David A. Sumoski	9,172	11,924

Daniel R. Needham	7,921	10,298

K. Rex Query	7,921	10,298
Nucor paid
one-half
of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock in March 2026.
Time-Based RSUs
The Committee believes that time-based RSUs align Executive Officers’ interests with those of stockholders and promote retention while balancing the significant amount of performance-based compensation in the executive compensation program. Time-based RSUs represent approximately 6% to 12% of an Executive Officer’s total compensation.
Time-based RSUs are granted annually on June 1 and vest in equal installments on each of the first three anniversaries of the June 1 grant date, or earlier upon the Executive Officer’s retirement (as defined below), death or disability while employed by Nucor.

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The number of time-based RSUs granted is determined for each Executive Officer position by dividing the dollar amount shown below by the closing price of Nucor’s common stock on the annual June 1 grant date. The following schedule was effective for grants on June 1, 2025:

Position	Time-Based RSU Market Value ($)

Chief Executive Officer	2,000,000

Chief Financial Officer and Chief Operating Officer	300,000

Executive Vice Presidents	300,000
Performance-Based RSUs
Performance-based RSUs represent an additional long-term incentive component that reinforces accountability for strong annual returns on equity while also promoting executive retention and long-term stockholder alignment. Performance-based RSUs are granted annually on June 1, contingent on Nucor’s ROE for the prior year. Awards vest in equal installments on each of the first three anniversaries of the June 1 grant date, or earlier upon the Executive Officer’s retirement (as defined below), death or disability while employed by Nucor.
The threshold ROE required for a grant of performance-based RSUs is 3%. The maximum number of performance-based RSUs is granted for ROE of 20% or greater, with award values interpolated for ROE results between the levels shown below.
The number of performance-based RSUs granted is determined for each Executive Officer based on his position as of May 31 of the performance year (2024 for June 1, 2025 grants) by dividing the dollar amount shown below (prorated for ROE between any of the levels shown below) by the closing price of Nucor’s common stock on the annual June 1 grant date. The following schedule was effective for grants on June 1, 2025:

	Performance RSUs Market Value (Based on Prior Fiscal Year ROE)
Position	3% ROE ($)	10% ROE ($)	12.5% ROE ($)	15% ROE ($)	20% ROE ($)
Chief Executive Officer	750,000	1,100,000	2,500,000	3,000,000	6,000,000
Chief Financial Officer and Chief Operating Officer	450,000	625,000	750,000	1,530,000	2,500,000
Executive Vice Presidents	325,000	450,000	540,000	1,100,000	2,500,000
When benchmarking compensation in 2024, we found that the CEO’s opportunity when performance was outstanding had fallen below our peers. Therefore, the Committee increased the opportunity at maximum performance from $5,000,000 to $6,000,000 for the June 1, 2025 performance-based RSU award while maintaining the same opportunity for performance below maximum.
For purposes of RSUs (both time- and performance-based), retirement is defined as Committee-approved retirement upon termination of employment and completion of the following age and service requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

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2025 Performance-Based RSU Awards.
On June 1, 2025, as a result of 2024 ROE of 9.8%, Executive Officers received performance RSUs with the following values:

Executive Officer	Grant Date Value of Performance-Based RSUs ($) (1)

Leon J. Topalian	1,090,000

Stephen D. Laxton	620,000

David A. Sumoski	620,000

Daniel R. Needham	446,429

K. Rex Query	446,429
(1)	The actual number of RSUs granted is rounded down to the nearest full unit.
Stock Options
The Committee grants stock options annually on June 1. The stock options vest on the third anniversary of the grant date or earlier upon the Executive Officer’s death, disability or retirement (same as for RSUs above) and have a
10-year
term.
On June 1, 2025, the Committee granted stock options to each Executive Officer in the amounts shown in the table below with the following grant values:

Position	Grant Date Value of Options Granted ($) (1)

Chief Executive Officer	2,000,000

Chief Financial Officer and Chief Operating Officer	500,000

Executive Vice Presidents	250,000
(1)	The actual number of stock options granted is rounded down to the nearest full option.
When benchmarking compensation in 2024, we found that the CEO’s, CFO’s and COO’s compensation when performance was outstanding had fallen below peers. Therefore, the Committee increased the CEO’s option grant in 2025 from $1,750,000 to $2,000,000 and the CFO’s and COO’s option grants from $250,000 to $500,000.
Supplemental Retirement Plan
Human capital management has always been important to Nucor. Succession planning and leadership development are woven into our culture. The average tenure of our executive team is approximately 25 years. Our compensation programs are designed to retain employees for their career.
The supplemental retirement plan is designed to provide compensation at the end of an executive officer’s career. The plan covers our executive officers and provides:

•	A retirement benefit that is earned during their service as an executive officer;

•
A normal retirement benefit equal to 3.36 times their final monthly salary for 24 months upon retirement after age 60 or after age 55 and completion of seven years of service as an executive officer in a role that is
EVP-level
or above;

•
An early retirement benefit equal to either (i) the accrued retirement benefit reduced by 50% and further reduced by the fractional portion of the seven-year service period that was not completed, if the executive officer has not reached age 55, or (ii) the accrued retirement benefit reduced by the fractional portion of the seven-year service period that was not completed, if the executive officer has not completed the seven years of service as an EVP or above but has reached age 55;

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•	A pre-retirement disability or not-for-cause termination benefit equal to the accrued retirement benefit reduced by the fractional portion of the seven-year service period that was not completed; and

•
A death benefit equal to either (i) the accrued retirement benefit, if the executive officer has completed seven years of service as an EVP or above or attained age 60, or (ii) the greater of 50% of the accrued retirement benefit or the accrued retirement benefit reduced by the fractional portion of the seven-year service period that was not completed, if the executive officer has neither attained age 60 nor completed seven years of service as an EVP or above.

The benefit under this plan is subject to strict restrictive covenants, including robust non-competition
and
non-solicitation
provisions. If the participant violates the restrictive covenants, the benefit is forfeited and subject to clawback.
This design is intentional — it strongly supports our human capital management objectives as they relate to succession planning and retention of our valuable internal talent pool. It works in conjunction with our highly variable pay program, which pays below market when performance is below expectations. Further details of this program are included in the Nonqualified Deferred Compensation Table on page 44.
OTHER PRACTICES, POLICIES AND GUIDELINES
Stock Ownership Guidelines
Executive Officers have an opportunity to earn a significant number of Nucor shares, and the Committee considers executive stock ownership a key element of Nucor’s culture. Executive Officers are required to hold a significant number of shares as outlined below:

Chief Executive Officer	At least 100,000 shares
Chief Financial Officer and Chief Operating Officer	At least 35,000 shares
Executive Vice Presidents	At least 35,000 shares
The above guidelines are higher than the median guidelines for Nucor’s steel company peers and other industrial and materials companies of similar size. Based on our December 31, 2025 closing stock price of $163.11, the CEO must hold approximately 10.5 times his salary.
Executive Officers have five years to achieve ownership of the guideline number of shares. On an annual basis, the Committee monitors each Executive Officer’s compliance with the ownership guideline or, if applicable, the Executive Officer’s progress in achieving ownership of the guideline number of shares. If the Committee determines an Executive Officer is not in compliance or has not made sufficient progress toward achieving the ownership guideline, the Committee has the discretion to take action or adjust incentive award payments to concentrate payouts more heavily in Nucor common stock. All Executive Officers were in compliance with the stock ownership guidelines as of December 31, 2025.
Restricted stock units, stock that has been deferred under the AIP and LTIP plans, and shares held in qualified retirement plans count toward meeting the stock ownership guidelines. Options and unearned performance restricted stock are not counted.
Executive Officers have significant exposure to Nucor’s stock price through direct stock ownership and their target LTIP awards. The Committee believes aligning the long-term interests of Executive Officers with the long-term interests of Nucor’s stockholders in a material way promotes superior long-term performance. It also means that if Nucor’s stock price declines, then Executive Officers’ Nucor stock, stock options, LTIP awards and RSUs all decline in value.
No Hedging, Short Selling or Pledging
Nucor’s Trading Policy prohibits the Company’s directors and executive officers from hedging or short selling (profiting if the market price decreases) Nucor securities. The Trading Policy also prohibits such persons from

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pledging Nucor securities as collateral in a margin account with a broker-dealer. A copy of the policy is available on our website at www.nucor.com/esg. Please see “Corporate Governance and Board of Directors – No Insider Trading, Hedging, Short Selling or Pledging” on page 16 of this Proxy Statement.
Policy on Executive Officer Incentive Compensation Recoupment
The Committee has adopted the Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”), which complies with the clawback rules adopted by the SEC pursuant to Section 10D and Rule
10D-1
of the Exchange Act, and the related NYSE listing requirements (together, the “Clawback Rules”). The Clawback Policy requires the Company to recover reasonably promptly any erroneously awarded incentive-based compensation received by current and former executive officers (as defined in the Clawback Policy) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Clawback Rules. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from current or former executive officers erroneously awarded incentive-based compensation received within a lookback period of the three most recently completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement. A copy of the policy is available on our website at www.nucor.com/esg.
Policies and Practices Related to Stock Option Grants
Nucor’s policies and practices for grants of stock options provide that:

•	the effective grant date for stock option grants, including grants to our Executive Officers, is June 1 of each year;

•	any newly hired Nucor teammates, including Executive Officers, are not eligible to be granted stock options until the first June 1 following their date of hire; and

•	the exercise price of all stock options must be equal to or greater than the market price of Nucor common stock on the date of grant.
The Committee approves stock option grants to Nucor teammates, including our Executive Officers, at the Committee meeting before the annual June 1 grant date. Nucor does not time the release of material nonpublic information to affect the value of our equity-based compensation.
Benefits
Executive Officer benefits are generally limited to benefits provided to all other full-time employees on the same basis and at the same cost as for all other full-time employees. Nucor does not provide any excise tax gross-ups.
Certain benefits such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Executive Officers.

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below describes the total compensation of our Executive Officers in 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Leon J. Topalian	2025	1,560,000	—	8,895,273	2,000,000	2,486,203	3,995	14,945,471
Chair, President and CEO	2024	1,560,000	—	12,057,054	1,750,000	2,715,898	941,136	19,024,088
	2023	1,500,000	—	12,203,031	1,750,000	5,062,500	1,985,095	22,500,626
Stephen D. Laxton	2025	800,000	—	2,659,516	500,000	1,004,976	1,035,169	5,999,661
Chief Financial Officer and	2024	702,650	—	4,141,739	250,000	1,061,016	791,105	6,946,510
Executive Vice President	2023	640,000	—	4,112,882	250,000	1,620,000	690,503	7,313,385
David A. Sumoski	2025	800,000	—	2,659,516	500,000	1,004,976	409,883	5,374,375
Chief Operating Officer	2024	739,600	—	4,212,304	250,000	1,116,811	196,598	6,515,313
	2023	711,200	—	4,258,953	250,000	1,800,225	416,889	7,437,267
Daniel R. Needham	2025	692,500	—	2,373,030	250,000	773,273	974,756	5,063,559
Executive Vice President	2024	672,300	—	4,224,777	250,000	902,388	1,185,764	7,235,229
	2023	614,200	—	4,275,881	250,000	1,381,950	1,010,039	7,532,070
K. Rex Query	2025	692,500	—	2,131,382	250,000	966,592	851,438	4,891,912
Executive Vice President	2024	672,300	—	3,942,781	250,000	1,127,985	1,206,366	7,199,432
	2023	614,200	—	3,844,022	250,000	1,727,438	1,028,146	7,463,806
(1)	The amounts shown represent the grant date fair value of the shares or stock options awarded. The stock awards for 2025 include the following grant date fair values of the performance-based awards that may be earned under the LTIP for target-level performance during the 2025–2027 performance period: Mr. Topalian, $5,460,000; Mr. Laxton, $1,600,000; Mr. Sumoski, $1,600,000; Mr. Needham, $1,385,000; and Mr. Query, $1,385,000. The grant date fair values of the performance-based awards assuming performance at the maximum level over the three-year performance period would have been: Mr. Topalian, $10,920,000; Mr. Laxton, $3,200,000; Mr. Sumoski, $3,200,000; Mr. Needham, $2,770,000; and Mr. Query, $2,770,000. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form
10-K
for the year ended December 31, 2025.

(2)	The amounts presented in the “All Other Compensation” column for 2025 consist of the following:

	Supplemental Executive Retirement Plan Benefit	Matching Contribution to the Nucor 401(k) Retirement Savings Plan	Total
	($)	($)	($)

Leon J. Topalian	—	3,995	3,995

Stephen D. Laxton	1,031,174	3,995	1,035,169

David A. Sumoski	405,888	3,995	409,883

Daniel R. Needham	970,761	3,995	974,756

K. Rex Query	847,443	3,995	851,438

40   2026 Proxy Statement

E
XECUTIVE
O
FFICER
C
OMPENSATION

Grants of Plan-Based Awards Table
The table below presents the RSUs and stock options awarded June 1, 2025 and the potential payouts under the AIP for 2025 and the LTIP for the performance periods beginning in 2025.

Name	Grant Date	Committee Approval Date	Award Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)				(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leon J. Topalian
	6/1/25	5/7/25	RSP	(1)							28,255			3,089,967	(7)
			AIP	(2)	312,000	2,340,000	7,800,000
	3/10/26	12/11/24	AIP	(3)							2,038			345,380	(8)
	1/1/25	12/11/24	LTIP	(4)				9,356	46,782	93,564				5,459,927	(9)
	6/1/25	5/7/25	OPT	(5)								48,768	109.36	2,000,000	(10)
Stephen D. Laxton
	6/1/25	5/7/25	RSP	(1)							8,412			919,936	(7)
			AIP	(6)	150,000	1,100,000	2,400,000
	3/10/26	12/11/24	AIP	(3)							824			139,643	(8)
	1/1/25	12/11/24	LTIP	(4)				2,742	13,709	27,418				1,599,977	(9)
	6/1/25	5/7/25	OPT	(5)								12,192	109.36	500,000	(10)
David A. Sumoski
	6/1/25	5/7/25	RSP	(1)							8,412			919,936	(7)
			AIP	(6)	150,000	1,100,000	2,400,000
	3/10/26	12/11/24	AIP	(3)							824			139,643	(8)
	1/1/25	12/11/24	LTIP	(4)				2,742	13,709	27,418				1,599,977	(9)
	6/1/25	5/7/25	OPT	(5)								12,192	109.36	500,000	(10)
Daniel R. Needham
	6/1/25	5/7/25	RSP	(1)							6,825			746,382	(7)
			AIP	(6)	129,844	952,188	2,077,500
	3/10/26	12/11/24	AIP	(3)							1,426			241,664	(8)
	1/1/25	12/11/24	LTIP	(4)				2,373	11,867	23,734				1,384,998	(9)
	6/1/25	5/7/25	OPT	(5)								6,096	109.36	250,000	(10)
K. Rex Query
	6/1/25	5/7/25	RSP	(1)							6,825			746,382	(7)
			AIP	(6)	129,844	952,188	2,077,500
	1/1/25	12/11/24	LTIP	(4)				2,373	11,867	23,734				1,384,998	(9)
	6/1/25	5/7/25	OPT	(5)								6,096	109.36	250,000	(10)
(1)	Represents RSUs awarded June 1, 2025 under the 2025 Plan. As described in the CD&A, a portion of these RSUs are performance-based, earned for achievement of ROE during the immediately preceding year. Includes the following number of performance-based RSUs: 9,967 for Mr. Topalian, 5,669 each for Messrs. Laxton and Sumoski and 4,082 each for Messrs. Needham and Query.

(2)	Mr. Topalian was eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2025. The threshold, target and maximum amounts shown are equal to 20%, 150% and 500%, respectively, of his base salary.

(3)	Represents common stock units deferred under the 2025 AIP. The awards were issued in March 2026.

(4)	Represents the range of performance-based awards that may be earned under the LTIP for the 2025-2027 performance period. Earned awards, if any, will be paid one-half
in cash and the other half in the form of restricted shares of Nucor common stock in March 2028. The grant date fair value is calculated by multiplying the closing price of Nucor common stock on the grant date by the target number of shares.

(5)	Represents stock options awarded June 1, 2025 under the 2025 Plan.

(6)	Executive Officers (other than Mr. Topalian) were eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2025. The threshold, target and maximum amounts shown are equal to 18.75%, 137.5% and 300%, respectively, of each Executive Officer’s base salary.

(7)	The awards have been valued using the May 30, 2025 closing price of Nucor common stock of $109.36.

(8)	The awards have been valued using the March 9, 2026 closing price of Nucor common stock of $169.47.

(9)	The target awards have been valued using the December 31, 2024 closing price of Nucor common stock of $116.71.

(10)	The awards have been valued using a Black-Scholes value of $41.01.

 2026 Proxy Statement 41

EXECUTIVE OFFICER COMPENSATION

Non-Equity Incentive Plan Awards

Under the AIP, the CEO and the other Executive Officers may earn a non-equity incentive award for each year of up to a total of 500% and 300%, respectively, of their base salary. The threshold, target and maximum award amounts for 2025 are reported in column (c), column (d) and column (e), respectively.

Equity Incentive Plan Awards

Restricted Stock Units

Each year, on or about June 1, participants are granted time- and performance-based RSUs. The number of performance-based RSUs is based on Nucor’s ROE for the prior year. The awards vest annually over the three-year period following the date of grant or upon retirement. The RSUs were granted on June 1, 2025 and are reported in column (i).

Stock Options

The Committee granted Executive Officers stock options to purchase shares of Nucor common stock reported in column (j) at an exercise price of $109.36. The stock options become vested and exercisable on June 1, 2028.

Long-Term Incentive Plan

The range of potential awards for the LTIP performance period January 1, 2025 through December 31, 2027 is reported in columns (f), (g) and (h). The Company pays one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock.

Actual performance for the LTIP performance period ended December 31, 2024 resulted in cash payments and awards of restricted shares on March 10, 2025 as follows:

Name	Shares Issued (#)	Cash Paid ($)
Leon J. Topalian	31,274	3,650,063
Stephen D. Laxton	6,687	780,489
David A. Sumoski	8,228	960,314
Daniel R. Needham	7,088	827,348
K. Rex Query	7,088	827,348

Messrs. Topalian, Sumoski, Needham and Query were 55 or older as of March 10, 2025; therefore, their restricted shares vested upon issuance. Mr. Laxton was under 55 as of March 10, 2025; therefore, his restricted shares vest one-third on each of the first three anniversaries of the award date, or upon his attainment of age 55, death or disability while employed by Nucor. These shares were granted at the beginning of the performance period, January 1, 2022, and are therefore not reported in the Grants of Plan-Based Awards Table for 2025.

42   2026 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows the outstanding equity awards for each Executive Officer on December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Leon J. Topalian	223,981			42.46	5/31/30	83,164	(5)	13,564,880	44,443	(6)	7,249,098
	54,179			110.74	5/31/31				21,512	(7)	3,508,822
	38,656			130.71	5/31/32
		35,268	(2)	133.03	5/31/33
		25,799	(3)	168.85	5/31/34
		48,768	(4)	109.36	5/31/35
Stephen D. Laxton	5,522			130.71	5/31/32	31,799	(5)	5,186,735	13,023	(6)	2,124,182
		5,038	(2)	133.03	5/31/33				5,490	(7)	895,474
		3,685	(3)	168.85	5/31/34
		12,192	(4)	109.36	5/31/35
David A. Sumoski	16,589			65.80	5/31/28	52,239	(5)	8,520,703	13,023	(6)	2,124,182
	33,068			42.46	5/31/30				5,779	(7)	942,613
	7,739			110.74	5/31/31
	5,522			130.71	5/31/32
		5,038	(2)	133.03	5/31/33
		3,685	(3)	168.85	5/31/34
		12,192	(4)	109.36	5/31/35
Daniel R. Needham	7,739			110.74	5/31/31	27,894	(5)	4,549,790	11,273	(6)	1,838,739
	5,522			130.71	5/31/32				5,253	(7)	856,817
		5,038	(2)	133.03	5/31/33
		3,685	(3)	168.85	5/31/34
		6,096	(4)	109.36	5/31/35
K. Rex Query	7,739			110.74	5/31/31	57,214	(5)	9,332,176	11,273	(6)	1,838,739
	5,522			130.71	5/31/32				5,253	(7)	856,817
		5,038	(2)	133.03	5/31/33
		3,685	(3)	168.85	5/31/34
		6,096	(4)	109.36	5/31/35
(1)	The awards have been valued using the December 31, 2025 closing price of Nucor common stock of $163.11.

(2)	Represents stock options vesting on June 1, 2026.

(3)	Represents stock options vesting on June 1, 2027.

(4)	Represents stock options vesting on June 1, 2028.

(5)	Represents RSUs vesting as follows:

	RSUs Vesting

Name	June 1, 2026	June 1, 2027	June 1, 2028	Upon Retirement	Total
	(#)	(#)	(#)	(#) (a)	(#)

Leon J. Topalian	40,777	23,237	9,419	9,731	83,164

Stephen D. Laxton	15,347	8,332	2,804	5,316	31,799

David A. Sumoski	15,347	8,332	2,804	25,756	52,239

Daniel R. Needham	14,818	7,803	2,275	2,998	27,894

K. Rex Query	14,818	7,803	2,275	32,318	57,214
(a)	These units vest upon the Executive Officer’s retirement, as defined in the CD&A, with the prior approval of the Committee.

(6)	Represents the expected number of shares that will be earned under the LTIP for the 2025-2027 performance period valued using the December 31, 2025 closing price of Nucor common stock of $163.11. The expected number of shares that will be earned has been calculated based on performance through December 31, 2025. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

(7)	Represents the expected number of shares that will be earned under the LTIP for the 2024-2026 performance period valued using the December 31, 2025 closing price of Nucor common stock of $163.11. The expected number of shares that will be earned has been calculated based on performance through December 31, 2025. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

 2026 Proxy Statement 43

EXECUTIVE OFFICER COMPENSATION

Options Exercised and Stock Vested Table

The table below presents the stock options exercised by each Executive Officer in 2025. Stock awards vested in 2025 are comprised of restricted stock granted under the LTIP for the performance periods ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024 and RSUs issued in 2022, 2023 and 2024. Under the LTIP, awards vest over a three-year period unless the executive is age 55 or older, dies or becomes disabled. In 2025, Messrs. Topalian, Needham, Query and Sumoski were 55 or older and became fully vested upon grant in the restricted shares awarded for the three-year performance period ended December 31, 2024. Mr. Laxton turned 55 in 2025 and became fully vested in all restricted shares at that time.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Leon J. Topalian	—	—	80,483	9,555,168

Stephen D. Laxton	—	—	36,950	4,972,801

David A.Sumoski	—	—	27,912	3,250,710

Daniel R. Needham	—	—	26,772	3,098,571

K. Rex Query	—	—	26,772	3,098,571

Nonqualified Deferred Compensation Table

The table below presents information related to three programs: AIP Deferrals, LTIP Deferrals and the Supplemental Retirement Plan for Executive Officers.

AIP Deferrals – Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional Nucor common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred incentive units in cash within 30 days of when stockholders are paid.

LTIP Deferrals – Executive Officers may elect to defer payment of all (and not less than all) of the portion of an LTIP award that is payable in restricted stock into Nucor restricted stock units. The deferred restricted stock units vest one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. Dividend equivalents are paid on the restricted stock units in cash within 30 days of when stockholders are paid. Nucor does not provide any incentive (such as a matching contribution credit) for the deferral of LTIP awards.

Supplemental Retirement Plan for Executive Officers – The supplemental executive retirement plan (the “SERP”) provides a retirement benefit that is earned during service as an EVP or more senior executive. The normal retirement benefit under the SERP is equal to 3.36 times final monthly salary for 24 months upon retirement after age 60 or after age 55 and completion of seven years of service as an EVP or above. The SERP provides an early retirement benefit equal to 50% of the accrued retirement benefit upon retirement prior to satisfying the requirements for normal retirement. The SERP also provides a pre-retirement benefit in the event of an executive’s disability, death or not for cause termination equal to the greater of the accrued retirement benefit or 50% of the normal retirement benefit.

44   2026 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

Name	Award Type	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)		(c)		(d)	(e)	(f)
Leon J. Topalian	AIP Deferrals SERP (2)	301,766	(3)	75,442	(4)	447,147		1,740,532 10,483,200	(5)
Stephen D. Laxton	AIP Deferrals SERP (2)	117,890	(6)	29,473 1,031,174	(7)	421,415		1,547,297 2,935,040	(8)
David A. Sumoski	AIP Deferrals SERP (2)	124,089	(9)	31,023 405,888	(10)	734,513		2,651,394 5,376,000	(11)
Daniel R. Needham	AIP Deferrals LTIP Deferrals SERP (2)	225,596	(12)	56,399 970,761	(13)	1,190,590 1,569,758		4,311,383 5,518,174 4,653,600	(14) (15)
K. Rex Query	SERP (2)			847,443				4,653,600
(1)	Represents the value of the units due to the change in Nucor’s common stock price from $116.71 on December 31, 2024 and $133.72 on March 7, 2025 to $163.11 on December 31, 2025.

(2)	Messrs. Topalian, Sumoski, Needham and Query have met the age and service requirements for normal retirement under the plan. The benefit above represents the benefit they will be entitled to receive upon retirement from the Company. Mr. Laxton has not met the age and service requirements for normal retirement and therefore the amount shown above represents his accrued normal retirement benefit. If Mr. Laxton had retired on December 31, 2025, he would have been entitled to receive $1,467,520, which is 50% of his accrued normal retirement benefit.

(3)	Represents the value of 2,257 common stock units deferred by Mr. Topalian under the 2024 AIP valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(4)	Represents the value of 564 additional common stock units granted to Mr. Topalian as a 25% match of the units deferred under the 2024 AIP. The units have been valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(5)	Represents 10,671 deferred units valued using the closing price of Nucor common stock of $163.11 on December 31, 2025. Of the amount shown, $1,762,811 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Topalian. The amount shown exceeds the amount reported in the Summary Compensation Tables by $22,279, which is equal to the net decrease in value of the deferred units since Mr. Topalian began deferring under the AIP.

(6)	Represents the value of 882 common stock units deferred by Mr. Laxton under the 2024 AIP valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(7)	Represents the value of 220 additional common stock units granted to Mr. Laxton as a 25% match of the units deferred under the 2024 AIP. The units have been valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(8)	Represents 9,486 deferred units valued using the closing price of Nucor common stock of $163.11 on December 31, 2025. Of the amount shown, $558,677 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Laxton.

(9)	Represents the value of 928 common stock units deferred by Mr. Sumoski under the 2024 AIP valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(10)	Represents the value of 232 additional common stock units granted to Mr. Sumoski as a 25% match of the units deferred under the 2024 AIP. The units have been valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(11)	Represents 16,255 deferred units valued using the closing price of Nucor common stock of $163.11 on December 31, 2025. Of the amount shown, $1,052,915 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Sumoski.

(12)	Represents the value of 1,687 common stock units deferred by Mr. Needham under the 2024 AIP valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(13)	Represents the value of 422 additional common stock units granted to Mr. Needham as a 25% match of the units deferred under the 2024 AIP. The units have been valued using the closing price of Nucor common stock of $133.72 on March 7, 2025, the date the units were issued.

(14)	Represents 26,432 deferred units valued using the closing price of Nucor common stock of $163.11 on December 31, 2025. Of the amount shown, $1,123,356 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Needham.

(15)	Represents 33,831 deferred units valued using the closing price of Nucor common stock of $163.11 on December 31, 2025. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Needham.

 2026 Proxy Statement 45

EXECUTIVE OFFICER COMPENSATION

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, the Company may not deduct compensation in excess of $1 million paid to “covered individuals” (as defined in Section 162(m), which includes all of the Executive Officers). Due to the deduction limitation, compensation in excess of $1 million paid to the Executive Officers is not deductible by the Company for federal income tax purposes.

The Committee will continue to consider tax implications (including the lack of deductibility under Section 162(m)) among other relevant factors in designing and implementing our executive compensation program. The Committee will continue to monitor taxation, applicable incentives, standard practice in our industry and other factors, and adjust our executive compensation program as needed.

Post-Termination Compensation Benefits

The following discussion and “Post-Termination Payments Summary” table reflect the non-compete and change in control benefits available to executives as of December 31, 2025.

Non-Compete and Non-Solicitation Agreements. Nucor has entered into employment agreements with the Executive Officers that include non-compete and non-solicitation provisions. Pursuant to these agreements, the Executive Officers have agreed not to compete with Nucor during the Restrictive Period following their termination of employment with Nucor for any reason in exchange for monthly cash payments from Nucor during a portion of the non-competition period. The agreements with the Executive Officers also restrict the disclosure of confidential information and prohibit the Executive Officers from encouraging Nucor customers to purchase steel or steel products from any Nucor competitor or encouraging any Nucor employee to terminate his or her employment with Nucor. Each agreement further provides that any inventions, designs or other ideas conceived by the Executive Officers during their employment with Nucor will be assigned to Nucor. Since Nucor began entering into non-compete and non-solicitation agreements with its executive officers in 1999, no Executive Officer or former named executive officer has left Nucor other than to retire.

The Restrictive Period depends on the age of the Executive Officer on the date of termination:

Executive Officer Age on Date of Termination	Restrictive Period

58 or older	24 months

57	30 months

56	36 months

55 or younger	42 months

The amount of the payments to be received by a particular Executive Officer will depend upon his or her age at the time of his or her termination, resignation, retirement or death and his or her length of service with Nucor. If the Executive Officer is younger than age 55, then the Executive Officer, or his or her estate, will be entitled to receive a monthly cash payment equal to the greater of (i) one month of his or her base salary for each year of service to Nucor with a minimum payment of six months’ base salary or (ii) the value of the total number of his or her unvested shares of Nucor common stock (including deferred shares) granted under the LTIP. If the Executive Officer is age 55 or older, then the Executive Officer, or his or her estate, will be entitled to receive a payment equal to one month of his or her base salary for each year of service to Nucor with a minimum payment of six months’ base salary.

If an Executive Officer who is receiving monthly installment payments dies within 12 months of his or her date of termination of employment, Nucor will continue to pay his or her estate the monthly payments only through the end of the first 12 months following termination of his or her employment. Nucor’s obligation to make the monthly installment payments to an Executive Officer terminates if the Executive Officer dies 12 or more months following termination of his or her employment.

46   2026 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

No Severance Benefits. The Executive Officers are not entitled to receive severance payments following termination of employment.

Change in Control Benefits. In the event of a change in control, benefits are provided through each plan and individual employment agreements. The benefits do not provide an excise tax gross-up for any payments that would be considered excess parachute payments under Section 280G of the Internal Revenue Code.

•

Non-Compete – If terminated within 24 months of a change in control, the employment agreements provide for a non-compete payment equal to a base amount multiplied by 3 in the case of the CEO, 2.5 in the case of the CFO and the COO, and 2 in the case of any other Executive Vice President. The base amount is the sum of the executive’s base salary plus the greater of 150% of base salary or the three-year average actual award under the AIP. In addition, the Executive Officers would receive 36 months of medical, dental and life insurance continuation for the CEO, 30 months for the CFO and the COO, and 24 months for all other Executive Officers.

•

Annual Incentive Plan – For the year in which a change in control occurs, the AIP award will be no less than an award equal to the greater of actual performance through the change in control or the target performance award, in each case prorated through the date of the executive’s termination of employment.

•

Long-Term Incentive Plan – The LTIP performance periods in progress on the date of the change in control will be terminated and awards will be paid based on a prorated basis through the date of the change in control in an amount equal to the greater of actual or target performance.

•

Acceleration of Unvested Equity – All unvested equity awards under the AIP and the LTIP, including deferred shares, and all outstanding unvested stock options and RSUs will vest upon a change in control.

•

Excess Parachute Payments – If any payments or benefits would be considered excess parachute payments under Section 280G of the Internal Revenue Code, then the payments or benefits would be reduced to the Section 280G safe harbor amount if the reduction results in a larger net benefit to the Executive Officer. The Executive Officers are responsible for taxes on all payments. No tax gross-ups are provided.

 2026 Proxy Statement 47

EXECUTIVE OFFICER COMPENSATION

Post-Termination Payments Summary

The following is a summary of the post-termination payments that would have been payable to each Executive Officer if his employment had terminated on December 31, 2025.

	Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement ($) (1)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Disability ($)	Death ($)	Change In Control ($)
Leon J. Topalian	Non-compete—cash	3,827,417	3,827,417	3,827,417	3,827,417	3,827,417	—	16,085,112
	Vesting of restricted stock	—	13,564,880	—	—	13,564,880	13,564,880	13,564,880
	Vesting of stock options	—	3,682,141	—	—	3,682,141	3,682,141	3,682,141
	Pro-Rata LTIP	—	—	—	—	—	—	711,975
	Non-Qualified/SERP	10,483,200	10,483,200	10,483,200	—	10,483,200	10,483,200	10,483,200
	Benefits and perquisites	—	—	—	—	—	—	59,733
	Total	14,310,617	31,557,638	14,310,617	3,827,417	31,557,638	27,730,221	44,587,041
Stephen D. Laxton	Non-compete—cash	1,530,000	1,530,000	1,530,000	1,530,000	1,530,000	—	5,412,955
	Vesting of restricted stock	—	5,186,735	—	—	5,186,735	5,186,735	5,186,735
	Vesting of stock options	—	806,863	—	—	806,863	806,863	806,863
	Pro-Rata LTIP	—	—	—	—	—	—	186,435
	Non-Qualified/SERP	2,935,040	—	2,935,040	—	2,935,040	2,935,040	2,935,040
	Benefits and perquisites	—	—	—	—	—	—	51,077
	Total	4,465,040	7,523,598	4,465,040	1,530,000	10,458,638	8,928,638	14,579,105
David A. Sumoski	Non-compete—cash	2,006,481	2,006,481	2,006,481	2,006,481	2,006,481	—	5,631,492
	Vesting of restricted stock	—	8,520,703	—	—	8,520,703	8,520,703	8,520,703
	Vesting of stock options	—	806,863	—	—	806,863	806,863	806,863
	Pro-Rata LTIP	—	—	—	—	—	—	194,427
	Non-Qualified/SERP	5,376,000	5,376,000	5,376,000	—	5,376,000	5,376,000	5,376,000
	Benefits and perquisites	—	—	—	—	—	—	58,373
	Total	7,382,481	16,710,047	7,382,481	2,006,481	16,710,047	14,703,566	20,587,858
Daniel R. Needham	Non-compete—cash	1,231,111	1,231,111	1,231,111	1,231,111	1,231,111	—	3,933,010
	Vesting of restricted stock	—	4,549,790	—	—	4,549,790	4,549,790	4,549,790
	Vesting of stock options	—	479,203	—	—	479,203	479,203	479,203
	Pro-Rata LTIP	—	—	—	—	—	—	175,017
	Non-Qualified/SERP	4,653,600	4,653,600	4,653,600	—	4,653,600	4,653,600	4,653,600
	Benefits and perquisites	—	—	—	—	—	—	35,028
	Total	5,884,711	10,913,704	5,884,711	1,231,111	10,913,704	9,682,593	13,825,648
K. Rex Query	Non-compete—cash	2,036,463	2,036,463	2,036,463	2,036,463	2,036,463	—	3,933,010
	Vesting of restricted stock	—	9,332,176	—	—	9,332,176	9,332,176	9,332,176
	Vesting of stock options	—	479,203	—	—	479,203	479,203	479,203
	Pro-Rata LTIP	—	—	—	—	—	—	175,017
	Non-Qualified/SERP	4,653,600	4,653,600	4,653,600	—	4,653,600	4,653,600	4,653,600
	Benefits and perquisites	—	—	—	—	—	—	29,142
	Total	6,690,063	16,501,442	6,690,063	2,036,463	16,501,442	14,464,979	18,602,148
(1)	Mr. Laxton was retirement-eligible for equity awards as of December 31, 2025 but was not retirement-eligible for the SERP.

Pay Ratio Disclosure

The SEC rules require that we provide a comparison of the 2025 annual total compensation of Mr. Topalian, our CEO, to annual total compensation of the individual identified as our median paid employee. For purposes of providing the comparison in accordance with the SEC rules, we identified a “median employee” and compared Mr. Topalian’s annual total compensation to that of the median employee. For 2025, our last completed fiscal year:

•	Mr. Topalian’s annual total compensation was $14,945,471.

•	Our median employee’s annual total compensation was $133,886.

•	The ratio of Mr. Topalian’s annual total compensation to our median employee’s annual total compensation was 112 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the “Total” column in the Summary Compensation Table. We believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the applicable SEC rules. Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios reported by other companies.

48   2026 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

Date Used to Determine Employee Population. For purposes of identifying the median employee, we selected December 31, 2025 to be the date as of which we would determine our employee population.

Consistently Applied Compensation Measure. To identify the median employee, we derived compensation information from our payroll records for 2025. We used a consistently applied compensation measure, which included total taxable income, or equivalent. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2025. We annualized compensation for employees hired during 2025.

Composition of Employee Population.  We determined that, as of December 31, 2025, we had 32,912 employees globally. Of that amount, 29,733 were U.S. employees and 3,179 were non-U.S. employees. In order to simplify the determination of the median employee and as permitted by the SEC rules, we excluded 1,048 non-U.S. employees (approximately 3.2% of our employees) located in six countries, comprising all of the employees in those countries, as set forth in the table below:

Country Excluded	Number of Employees Excluded
India	544
Mexico	309
Poland	2
Singapore	3
Switzerland	9
Trinidad and Tobago	181

After excluding the 1,048 non-U.S. employees, we determined the identity of our median employee from a population of 31,863 employees (excluding the CEO), including 29,732 U.S. employees and 2,131 non-U.S. employees.

 2026 Proxy Statement 49

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XECUTIVE
O
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C
OMPENSATION

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company and peer group financial performance measures for the fiscal years listed below. Please refer to our CD&A for a complete description of how executive compensation relates to Company performance and how the Committee makes its decisions.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (3) (4)	Nucor TSR ($) (5)	Peer Group TSR ($) (5)	Net Income (in millions) ($)	ROE
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	14,945,471	27,574,194	5,332,377	9,450,288	331	342	1,744	8.5%

2024	19,024,088	334,785	7,046,119	1,183,362	233	238	2,027	9.8%

2023	22,500,626	40,100,366	7,436,632	12,599,657	343	282	4,525	23.0%

2022	23,073,171	37,341,765	6,499,047	8,430,764	256	203	7,607	46.9%

2021	11,618,019	52,148,691	5,246,942	23,557,361	218	168	6,827	55.0%
(1)	The principal executive officer, or PEO, for each of the years listed is Leon J. Topalian.
(2)	The dollar amounts shown in these columns reflect CAP computed in accordance with SEC rules. The SEC rules require the use of the fair value of Nucor common stock at points in time and do not reflect that a significant portion of CAP may never be earned or delivered to NEOs due to a number of factors, including the failure of the NEOs to satisfy vesting requirements or a decrease in the fair value of Nucor common stock. The Total Adjustments for Equity Awards are shown in the table below.

	2025	2024	2023	2022	2021
PEO	$	$	$	$	$

Total Compensation from Summary Compensation Table	14,945,471	19,024,088	22,500,626	23,073,171	11,618,019

Adjustments for Equity Awards:

Grant date values in the Summary Compensation Table	(10,895,273)	(13,807,054)	(13,953,031)	(13,632,413)	(5,689,943)

Year-end fair value of unvested awards granted in the current year	15,895,075	8,633,098	20,034,869	18,173,840	12,422,466

Year-over-year difference of year-end fair values for unvested awards granted in prior years	5,842,374	(12,189,182)	7,651,801	7,527,586	28,207,308

Fair values at vest date for awards granted and vested in current year	351,538	443,693	688,608	546,000	—

Difference in prior year-end fair values and vest date fair values for awards granted in prior years	1,239,692	(1,995,672)	2,970,935	1,412,224	5,434,578

Dividends or dividend equivalents in the current year prior to vesting	195,317	225,814	206,558	241,357	156,263

Total Adjustments for Equity Awards	12,628,723	(18,689,303)	17,599,740	14,268,594	40,530,672

CAP (as calculated)	27,574,194	334,785	40,100,366	37,341,765	52,148,691

50   2026 Proxy
Statement

E
XECUTIVE
O
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C
OMPENSATION

	2025	2024	2023	2022	2021
Average Non-PEO NEOs	$	$	$	$	$

Total Compensation from Summary Compensation Table	5,332,377	7,046,119	7,436,632	6,499,047	5,246,942

Adjustments for Equity Awards:

Grant date values in the Summary Compensation Table	(2,830,861)	(4,313,020)	(4,372,935)	(3,844,616)	(2,431,870)

Year-end fair value of unvested awards granted in the current year	3,981,209	2,794,844	6,034,842	3,238,139	5,092,457

Year-over-year difference of year-end fair values for unvested awards granted in prior years	2,271,118	(4,189,878)	2,449,994	430,648	11,458,211

Fair values at vest date for awards granted and vested in current year	134,631	107,665	214,417	1,194,601	528,952

Difference in prior year-end fair values and vest date fair values for awards granted in prior years	455,145	(391,617)	732,283	834,710	3,512,002

Dividends or dividend equivalents in the current year prior to vesting	106,669	129,249	104,424	78,235	150,667

Total Adjustments for Equity Awards	4,117,911	(5,862,757)	5,163,025	1,931,717	18,310,419

CAP (as calculated)	9,450,288	1,183,362	12,599,657	8,430,764	23,557,361
(3)	Equity valuations assumptions for calculating CAP are not materially different from grant date valuation assumptions.
(4)	Information regarding non-PEO named executive officers, or NEOs, reflects the average Summary Compensation Table total compensation and average CAP for the following executives by year:

2025	2024	2023	2022	2021
Stephen D. Laxton	Stephen D. Laxton	Stephen D. Laxton	James D. Frias	James D. Frias
Daniel R. Needham	Allen C. Behr	Daniel R. Needham	Stephen D. Laxton	Douglas J. Jellison
K. Rex Query	Daniel R. Needham	K. Rex Query	Daniel R. Needham	David A. Sumoski
David A. Sumoski	K. Rex Query	David A. Sumoski	K. Rex Query	D. Chad Utermark
MaryEmily Slate
D. Chad Utermark
(5)	Total shareholder return (“TSR”) is calculated based on the value of an initial fixed investment of $100 on December 31, 2020, assuming reinvestment of dividends. The peer group TSR represents TSR of the S&P 1500 Steel Index, which is the peer group used by the Company for purposes of Item 201(e) of SEC Regulation
S-K
in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP to our NEOs in 2025 to our performance were:

•	ROE;

•	ROAIC; and

•	stock price.

 2026 Proxy Statement 51

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C
OMPENSATION

Pay Versus Performance: Graphical
Description
The illustrations below provide a graphical description of CAP and the following measures:

•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company Selected Measure, which is ROE.

CAP vs. TSR
$60
$50
$40
$30
$20
$10
$0
CAP (in millions)
$340
$310
$280
$250
$220
$190
$160
$130
$100
$70
TSR
2021
2022
2023
2024
2025
PEO CAP
Average Non-PEO CAP
Nucor TSR
S&P 1500 Steel Index TSR

CAP vs. Net Income
CAP (in millions)
$60
$50
$40
$30
$20
$10
$0
Net Income (in millions)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2021
2022
2023
2024
2025
PEO CAP
Average Non-PEO CAP
Nucor Net Income

52   2026 Proxy Statement

E
XECUTIVE
O
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C
OMPENSATION

CAP vs. ROE
$60
$50
$40
$30
$20
$10
$0
CAP (in millions)
60%
50%
40%
30%
20%
10%
0%
ROE
2021
2022
2023
2024
2025
PEO CAP
Average Non-PEO CAP
Nucor ROE

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on that review and discussion, the Compensation and Executive Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025.
THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
Patrick J. Dempsey, Chair
Norma B. Clayton
Nicholas C. Gangestad
Christopher J. Kearney
Laurette T. Koellner
Michael W. Lamach
Nadja Y. West

 2026 Proxy Statement 53

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2025. There are no equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by stockholders (1)	2,886,642(2)	90.92(3)	5,965,261(4)
(1)	Includes the AIP, the LTIP, the 2005 Plan, the 2010 Plan, the 2014 Plan and the 2025 Plan. The 2025 Plan, which replaced and superseded the 2014 Plan, provides that any awards made under the 2014 Plan remain outstanding in accordance with their terms. The 2014 Plan, which replaced and superseded the 2010 Plan, provides that any awards made under the 2010 Plan remain outstanding in accordance with their terms. The 2010 Plan, which replaced and superseded the 2005 Plan, provides that any awards made under the 2005 Plan remain outstanding in accordance with their terms.

(2)	Includes 448,255 deferred stock units awarded and outstanding under the AIP; 130,095 deferred stock units awarded and outstanding under the LTIP; 696,355 stock options awarded and outstanding under the 2014 Plan; 125,576 stock options awarded and outstanding under the 2025 Plan; 22,505 RSUs awarded and outstanding under the 2005 Plan; 40,567 RSUs awarded and outstanding under the 2010 Plan; 829,457 RSUs awarded and outstanding under the 2014 Plan; and 593,832 RSUs awarded and outstanding under the 2025 Plan.

(3)	Weighted-average exercise price of awarded and outstanding stock options; excludes deferred stock units and RSUs.

(4)	All shares available for award in the future under the 2025 Plan.

54   2026 Proxy Statement

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the 1934 Act, Nucor is requesting stockholder approval of the compensation of its Executive Officers in 2025, which is described in the “Compensation Discussion and Analysis” section, the Executive Compensation Tables and the related narrative discussion of this Proxy Statement. This approval is not intended to address any specific item or element of compensation or the compensation of any particular Executive Officer, but rather the overall compensation of Executive Officers and the philosophy, principles and policies used to determine compensation.

Stockholders were most recently asked to vote on the compensation of Nucor’s Executive Officers at the Company’s 2025 annual meeting of stockholders, and approximately 86% of stockholders present in person or represented by proxy and entitled to vote on the matter approved our Executive Officer compensation on an advisory basis.

As described in the “Compensation Discussion and Analysis” section, compensation for all employees at Nucor, including Executive Officers, is performance-based. Nucor pays for results. The executive compensation program is designed to pay above the market median when performance is outstanding and, conversely, to pay below the market median when performance is below Nucor’s peers. This is accomplished through a compensation program for Executive Officers that is balanced but highly leveraged – a significant portion of each Executive Officer’s potential compensation is variable and based on results achieved. Executive Officer compensation is earned under incentive plans that are based on Nucor’s performance and the value delivered to its stockholders. Stock ownership requirements and the design of the long-term incentives ensure that Executive Officers are significantly exposed to Nucor’s financial performance and changes in stock price, thereby aligning their interests with stockholders’ interests.

The Compensation and Executive Development Committee monitors and reviews the executive compensation program to ensure that it continues to support Nucor’s unique culture, including its ability to attract, motivate and retain its workforce. The Compensation and Executive Development Committee also regularly reviews the program to ensure that it is not reasonably likely to incentivize Executive Officers to take risks that could have a material adverse impact on Nucor. Stockholders are urged to read the “Compensation Discussion and Analysis” section, along with the Executive Compensation Tables and the related narrative discussion, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation and Executive Development Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall compensation philosophy.

This vote is an advisory vote, which means that the stockholder vote on this proposal will not be binding on Nucor, the Compensation and Executive Development Committee or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Nucor, the Compensation and Executive Development Committee or the Board. However, the Compensation and Executive Development Committee and the Board value the opinions of Nucor’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for Executive Officers.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the below advisory resolution approving the compensation paid to Nucor’s Executive Officers in 2025.

RESOLVED, that the compensation paid to Nucor’s Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the Executive Compensation Tables and the related narrative discussion included in this Proxy Statement, is hereby APPROVED.

 2026 Proxy Statement 55

GENERAL INFORMATION

Delivery of Proxy Materials

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, we have elected to mail a notice regarding the availability of proxy materials online, rather than sending a full set of these materials in the mail. The notice, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 27, 2026, and the proxy materials were posted on the investor relations portion of the Company’s website, www.nucor.com/investors, and on the website referenced in the notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

Shares Entitled to Vote; Quorum

The record date for the Annual Meeting is March 16, 2026. Only holders of record of Nucor common stock as of the close of business on that date will be entitled to vote at the Annual Meeting. As of the close of business on the record date, 227,735,644 shares of Nucor common stock were issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Nucor common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of establishing a quorum at the meeting. Your shares are counted as being present if you participate in the Annual Meeting via live audio webcast and cast your vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2026, or if you vote by proxy, online, by telephone or by returning a properly executed and dated proxy card or voting instruction form by mail.

Voting Rights and Procedures

Each share of Nucor common stock outstanding as of the close of business on the record date is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of Nucor common stock is entitled to cumulative voting rights, which means that when voting for director nominees each share is entitled to a number of votes equal to the number of nominees for election as directors. Accordingly, when voting for director nominees, all of the votes to which a share of Nucor common stock is entitled may be voted in favor of one nominee or may be distributed among the nominees. The proxy holders will have discretionary authority to cumulate votes in the election of directors.

Stockholders of record who wish to cumulate their votes must submit a proxy card and make an explicit statement of their intent to do so, by so indicating in writing on their proxy card. If a person who is the beneficial owner of shares held in street name wishes to cumulate his or her votes, the stockholder will need to contact the broker, bank, trustee or other nominee who is the record owner of the shares.

Voting Requirement to Approve Each of the Proposals

The following sets forth the voting requirement to approve each of the proposals:

Proposal 1, Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning that the eight director nominees who receive the highest number of votes cast “for” their election will be elected as directors), subject to Corporate Governance Principles adopted by the Board of Directors as described on page 57 under the heading “‘Withhold’ Votes, Abstentions and Broker Non-Votes” and on page 3 under the heading “Proposal 1: Election of Directors.”

Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2026 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

56   2026 Proxy Statement

GENERAL INFORMATION

Proposal 3, Advisory Vote to Approve our Named Executive Officer Compensation. Advisory approval of Nucor’s named executive officer compensation in 2025 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved on an advisory basis).

Other Items. Approval of any other matters requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the item (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).

Methods of Voting

Electronically During the Annual Meeting. Stockholders of record and beneficial owners of shares held in street name may participate in the Annual Meeting via live audio webcast and cast their vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2026; provided, however, if you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your control number.

Online or by Telephone. Stockholders of record may vote by proxy, online or by telephone, by following the instructions included in the proxy card or notice provided or the instructions that they receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote online or by telephone depends on the voting procedures of the broker, bank, trustee or other nominee who is the record owner of your shares. Please follow the instructions included in the voting instruction form or notice provided to you by the stockholder of record.

By Mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

“Withhold” Votes, Abstentions and Broker Non-Votes

“Withhold” votes, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Under the NYSE rules, proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2026, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, proposal 1, the election of directors, and proposal 3, the advisory vote on our named executive officer compensation, are “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees. “Withhold” votes will also generally have no effect on the election of director nominees. However, the Board of Directors has adopted a Corporate Governance Principle intended to give effect to “withhold” votes in uncontested director elections under certain circumstances. This Corporate Governance Principle, which is described in more detail in this Proxy Statement under “Proposal 1: Election of Directors,” requires, in an uncontested election, any nominee for director who is an incumbent director and receives a greater number of “withhold” votes from his or her election than votes “for” his or her election to promptly tender his or her resignation to Nucor’s Corporate Secretary following certification of the stockholder vote for consideration by the Board.

 2026 Proxy Statement 57

GENERAL INFORMATION

With respect to proposals 2 and 3, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2026 and the advisory vote on Nucor’s named executive officer compensation, you may vote “for” or “against” these proposals or you may abstain from voting on these proposals. Abstentions will be counted as votes present or represented and entitled to vote on these proposals and will therefore have the same effect as votes “against” proposals 2 and 3. With respect to proposal 3 only, broker non-votes will not be considered entitled to vote and will therefore have no effect on the outcome of proposal 3. As discussed above, because proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2026, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.

Voting of Proxies

Each valid proxy received and not revoked before the Annual Meeting will be voted at the meeting. To be valid, a written proxy card must be properly executed and dated. Proxies voted online or by telephone must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals named on the proxy card in accordance with your specification. If you do not specify your vote, your shares will be voted:

•	“FOR” the election of each of the eight directors nominated by the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2026; and

•	“FOR” the approval, on an advisory basis, of Nucor’s named executive officer compensation in 2025.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Nucor’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date online, by telephone or by mail until the applicable deadline for each method specified in the accompanying proxy card or the notice; or (iii) participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your broker, bank, trustee or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your broker, bank, trustee or other nominee.

58   2026 Proxy Statement

OTHER MATTERS

Discretionary Voting by Proxy Holders

The Board of Directors does not intend to present any matters at the Annual Meeting other than as set forth above and knows of no other matter to be brought before the meeting. However, if any other matter comes before the Annual Meeting, or any adjournment or postponement thereof, the matter may be excluded by Nucor as untimely or the persons named in the accompanying proxy card may vote such proxy on the matter as they may determine in their discretion.

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in Nucor’s proxy statement and form of proxy relating to the 2027 annual meeting of stockholders must be in writing and received by the Company not later than November 27, 2026. Any such stockholder proposal must also comply with Rule 14a-8 of the 1934 Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of the Corporate Secretary, at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal intended to be presented at the 2027 annual meeting of stockholders, but that will not be included in Nucor’s proxy statement and form of proxy relating to the 2027 annual meeting of stockholders, must be delivered in writing to our Corporate Secretary at the Company’s principal executive offices not later than the close of business on the 120th day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150th day before the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proposals submitted pursuant to Rule 14a-8 of the 1934 Act) must be delivered not earlier than the close of business on December 15, 2026 and not later than the close of business on January 14, 2027. However, in the event that the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after May 14, 2027, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2027 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in Nucor’s Bylaws. A copy of the Bylaws may be obtained by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.

Solicitation and Expenses

The Board is soliciting your proxy for use at the Annual Meeting. Nucor will bear the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies. Nucor has retained the services of Innisfree M&A Incorporated to assist in soliciting proxies from the Company’s stockholders for a fee of $17,500 plus reimbursement of reasonable expenses. In addition to soliciting the proxies by mail and online, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Delivery of Documents to Stockholders Sharing an Address

As permitted by the 1934 Act, only one copy of this Proxy Statement and the 2025 Annual Report to Stockholders, or the notice regarding the availability of proxy materials online, as applicable, is being delivered to stockholders sharing an address, unless such stockholders have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2025 Annual Report to Stockholders, or the notice regarding the availability of proxy materials online, as

 2026 Proxy Statement 59

OTHER MATTERS

applicable, to any stockholder at a shared address to which only one copy was mailed. Requests for additional copies of this Proxy Statement, the 2025 Annual Report to Stockholders or the notice regarding the availability of proxy materials online and/or requests to receive multiple copies of the proxy statement, the annual report or the notice in the future should be directed to Nucor’s Corporate Secretary at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211 and (704) 366-7000.

Stockholders sharing an address and currently receiving multiple copies of the proxy statement, the annual report to stockholders or the notice regarding the availability of proxy materials online may contact Nucor’s Corporate Secretary at our principal executive offices to request that only a single copy of the proxy statement, the annual report or the notice be mailed in the future.

Miscellaneous

The information referred to in this Proxy Statement under the captions “Report of the Compensation and Executive Development Committee” and “Report of the Audit Committee” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically requests that it be treated as “soliciting material,” and (ii) shall not be deemed to be incorporated by reference into any filing by Nucor under the 1934 Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

By order of the Board of Directors,

Leon J. Topalian

Chair and Chief Executive Officer

March 27, 2026

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE VIA THE INTERNET,

TELEPHONE OR MAIL

60   2026 Proxy Statement

NUCOR CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NUE2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Nucor Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nucor Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87604-P44623-Z91921        KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUCOR CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nucor’s Board of Directors recommends a vote FOR ALL NOMINEES.
1.	Election of the eight nominees as directors		☐	☐	☐
Nominees:

	01) Norma B. Clayton	05) Laurette T. Koellner
	02) Patrick J. Dempsey	06) Michael W. Lamach
	03) Nicholas C. Gangestad	07) Leon J. Topalian
	04) Christopher J. Kearney	08) Nadja Y. West					For	Against	Abstain

To cumulate your vote for one or more of the listed nominees, mark the cumulative voting box below and write in your instructions on the reverse side. The cumulative number of votes you have is 8 times the number of shares of Common Stock you owned on March 16, 2026. All your votes may be cast for a single nominee or may be distributed among any number of nominees.

						3. Approval, on an advisory basis, of Nucor’s named executive officer compensation in 2025	☐	☐	☐
Nucor’s Board of Directors recommends a vote FOR proposals 2 and 3.			For	Against	Abstain

In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. Each of proposals 1, 2 and 3 has been proposed by Nucor Corporation.

2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2026			☐	☐	☐

If you wish to exercise cumulative voting, please mark the box to the right and write in your instructions on the reverse side.					☐

Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign personally. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in full partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Notice of Annual Meeting and the Annual Report are

available at www.proxyvote.com.

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V87605-P44623-Z91921

NUCOR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Leon J. Topalian and John L. Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nucor Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on May 14, 2026 via live audio webcast at www.virtualshareholdermeeting.com/NUE2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the board of directors, FOR proposals 2 and 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE